UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Archrock Partners, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Archrock Partners, L.P.

March 20, 2017

To our common unitholders:

You are cordially invited to attend a special meeting of the common unitholders of Archrock Partners, L.P. (the “Partnership”) to be held on April 26 2017, at 9:00 a.m. Central Time, at 16666 Northchase Drive, Houston, Texas 77060. The board of directors of Archrock GP LLC (the “general partner”), the general partner of Archrock General Partner, L.P., our general partner, has called the special meeting. At this important meeting, you will be asked to consider and vote upon the following proposals:

•                  a proposal (the “LTIP Proposal”) to approve the Archrock Partners, L.P. 2017 Long-Term Incentive Plan (the “LTIP”), which, among other things, provides for 2,000,000 common units to be reserved and available for delivery with respect to awards under the LTIP; and

•                  a proposal (the “Adjournment Proposal”) to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the LTIP Proposal.

Our board of directors believes that the LTIP is in the best interests of our unitholders and the Partnership and unanimously recommends that the common unitholders approve the LTIP. We are seeking approval to provide for, among other things, common units for future delivery with respect to awards granted to employees, consultants and directors of the general partner or its affiliates under the LTIP, which is attached to this proxy statement as Exhibit A.  The LTIP will not be effective unless approved by the common unitholders.

Your vote is very important. A quorum of more than 50% of our outstanding common units present in person or by proxy will permit us to conduct the proposed business at the special meeting. Even if you plan to attend the special meeting, we encourage you to promptly vote your common units electronically, via the Internet or by telephone, or by submitting your marked, signed and dated proxy card. You will retain the right to revoke your proxy at any time before the votes are tallied, or to vote your common units personally if you attend the special meeting. Please note that if you hold your common units through a broker or other nominee, and you wish to vote in person at the special meeting, you must obtain from your broker or other nominee a proxy issued in your name.

We urge you to review carefully the attached proxy statement, which contains detailed descriptions of the LTIP Proposal and the Adjournment Proposal to be voted upon at the special meeting.

Sincerely,

D. Bradley Childers
Chairman of the Board, President and Chief Executive Officer
Archrock GP LLC

Archrock Partners, L.P.

NOTICE OF SPECIAL MEETING OF COMMON UNITHOLDERS
To Be Held On April 26, 2017

To our common unitholders:

March 20, 2017

A special meeting of our common unitholders will be held on April 26, 2017 at 9:00 a.m. Central Time, at 16666 Northchase Drive, Houston, Texas 77060.  At the meeting, our common unitholders will act on a proposal (the “LTIP Proposal”) to approve the Archrock Partners, L.P. 2017 Long-Term Incentive Plan (the “LTIP”), which, among other things, provides for 2,000,000 common units reserved and available for delivery with respect to awards under the LTIP. A copy of the LTIP is attached to this proxy statement as Exhibit A. Our common unitholders will also act on a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the LTIP (the “Adjournment Proposal”).

The form of proxy provides common unitholders the opportunity to vote on the LTIP Proposal. The LTIP will not become effective unless approved by the common unitholders. A quorum of more than 50% of our outstanding common units present in person or by proxy will permit us to conduct the proposed business at the special meeting. Our partnership agreement does not require that we submit the LTIP to common unitholders for a vote. However, under the rules of the NASDAQ Global Select Market, the LTIP requires the approval of a majority of the votes cast by our common unitholders, provided that the total votes cast on the LTIP Proposal represent at least 50% of all common units entitled to vote. Approval of the Adjournment Proposal requires the approval of a majority of the votes cast of the outstanding common units represented either in person or by proxy at the special meeting.

We have set the close of business on March 2, 2017 as the record date for determining which common unitholders are entitled to receive notice of and to vote at the special meeting and any postponements or adjournments thereof. A list of common unitholders entitled to vote is on file at our principal offices, 16666 Northchase Drive, Houston, Texas 77060, and will be available for inspection by any unitholder during the meeting.

Our board of directors unanimously recommends that the common unitholders vote “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal.

If you cannot attend the special meeting, you may vote your common units electronically, via the Internet or by telephone, or by mailing the proxy card in the enclosed postage-prepaid envelope. Any common unitholder attending the meeting may vote in person, even though he or she already has returned a proxy.

By Order of the Board of Directors,

Donald C. Wayne
Senior Vice President and General Counsel
Archrock GP LLC

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROXY STATEMENT IS DATED MARCH 20, 2017. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF THAT DATE ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE UNITHOLDERS MEETING
TO BE HELD ON APRIL 26, 2017

The Notice of Special Meeting of Common Unitholders, the Proxy Statement for the Special Meeting of Common Unitholders and our Annual Report on Form 10-K for the year ended December 31, 2016 are available at www.archrock.com.

i

Archrock Partners, L.P.

PROXY STATEMENT
SPECIAL MEETING OF COMMON UNITHOLDERS
MARCH 20, 2017

This proxy statement contains information related to the special meeting of common unitholders of Archrock Partners, L.P. (the “Partnership”) and any postponements or adjournments thereof. This proxy statement and the accompanying form of proxy are first being mailed to our common unitholders on or about March 20, 2017.

QUESTIONS AND ANSWERS

The following is qualified in its entirety by the more detailed information contained in or incorporated by reference in this proxy statement. Common unitholders are urged to read carefully this proxy statement in its entirety. YOU CAN REQUEST ADDITIONAL COPIES OF THIS PROXY STATEMENT OR PROXY CARDS, by Internet at www.proxyvote.com, by telephone at 1-800-379-1639 or by email to sendmaterial@proxyvote.com.

Q:          What is the purpose of the special meeting?

A:           At the special meeting, our common unitholders will act upon a proposal (the “LTIP Proposal”) to approve the Archrock Partners, L.P. 2017 Long-Term Incentive Plan (the “LTIP”), which, among other things, provides for 2,000,000 common units reserved and available for delivery with respect to awards under the LTIP. A copy of the LTIP is attached to this proxy statement as Exhibit A. Our common unitholders will also act on a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the LTIP (the “Adjournment Proposal”).

Q:          When and where is the special meeting?

A:           The special meeting will be held on April 26, 2017, at 9:00 a.m. Central Time, at 16666 Northchase Drive, Houston, Texas 77060.

The special meeting may be adjourned to another date and/or place for any proper purposes (including, without limitation, for the purpose of soliciting additional proxies). However, our partnership agreement also provides that, in the absence of a quorum, the special meeting may be adjourned from time to time by the affirmative vote of a majority of the outstanding common units represented either in person or by proxy.

Q:          Who is soliciting my proxy?

A:           Archrock GP LLC (the “general partner”), the general partner of Archrock General Partner, L.P., our general partner, is sending you this proxy statement in connection with its solicitation of proxies for use at our special meeting of common unitholders.

Q:          Who is entitled to vote at the special meeting?

A:           All common unitholders who owned our common units at the close of business on the record date, March 2, 2017, are entitled to receive notice of the special meeting and to vote the common units that they held on the record date at the special meeting, or any postponements or adjournments of the special meeting.

Q:          What is the recommendation of the board of directors?

A:           The board of directors recommends that you vote “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal.

Q:          How do I vote?

A:           If you are a unitholder of record, you may vote your common units by proxy in advance of the special meeting. You may also attend the special meeting and vote your common units in person. Even if you plan to attend the special meeting, please vote your proxy in advance of the special meeting (by Internet, telephone or mail, as described below) as soon as possible so that your common units may be represented at the special meeting.

•                  Internet. You may visit the Internet web site address listed on your proxy card. Internet voting procedures have been established to verify your identity and to confirm your voting instructions. Please have your proxy card available when you visit the Internet web site address.

•                  Telephone. You may call the toll-free telephone number listed on your proxy card. Telephone voting procedures have been established to verify your identity, to allow you to provide proxy voting instructions and to confirm that your instructions were accurately recorded. Please have your proxy card available when you call.

•                  Mail. You may mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope.

Internet and telephone voting will be available to unitholders of record 24 hours a day until 11:59 p.m. Central Time on April 25, 2017. If you use the Internet or the toll-free telephone number to provide your proxy voting instructions, you do not need to mail in your proxy card. If you mail in your proxy card, it must be received by the Partnership before the voting polls close at the special meeting.

If you are a beneficial owner of common units held in street name, and you wish to vote in person at the special meeting, you must either direct your broker or other nominee as to how to vote your common units, or obtain a “legal” proxy from your broker or other nominee to vote at the special meeting. Please refer to the voter instruction cards used by your broker or other nominee for specific instructions on methods of voting.

Q:          What do I do if I want to change my vote?

A:           If you are a unitholder of record, you may change your vote at any time before the voting polls close at the special meeting by:

•                  submitting a proxy with new voting instructions using the Internet or telephone voting system at any time prior to 11:59 p.m. Eastern Time on April 25, 2017;

•                  delivering a later-dated, executed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY  11717;

•                  delivering a written notice of revocation of your proxy to Secretary, Archrock GP LLC, 16666 Northchase Drive, Houston, Texas 77060; or

•                  attending the special meeting and voting in person. Please note that attendance at the special meeting will not by itself revoke a previously granted proxy.

If you are a beneficial owner of common units held in street name and you have instructed your broker or other nominee to vote your common units, you must follow the procedure your broker or other nominee provides to change those instructions. You may also vote in person at the special meeting if you obtain a “legal” proxy from your broker or other nominee.

Q:          What constitutes a quorum?

A:           If more than 50% of our outstanding common units on the record date are present in person or by proxy at the special meeting, such units will constitute a quorum and will permit us to conduct the proposed business at the special meeting. Your common units will be counted as present at the special meeting if you:

•                  are present and vote in person at the meeting; or

•                  have submitted a properly executed proxy.

Proxies received but marked as abstentions will be counted as common units that are present and entitled to vote for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding common units in “street name” indicating that the broker or other nominee does not have discretionary authority as to certain common units to vote on the proposals (a “broker non-vote”), such common units will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered entitled to vote.

Q:          What vote is required to approve the proposals?

A:           The LTIP Proposal requires the approval of a majority of the votes cast by our common unitholders, provided that the total votes cast on the LTIP Proposal represent more than 50% of all common units entitled to vote. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions in respect of the LTIP Proposal, which is referred to as the “votes cast,” must be greater than 50% of the total number of our outstanding common units. Once the votes cast requirement is satisfied, the number of votes cast “for” the LTIP Proposal must represent a majority of the votes cast in respect of the LTIP Proposal in order to be approved. Thus, broker non-votes can make it difficult to satisfy the votes cast requirement, and abstentions have the effect of a vote against the LTIP Proposal.

The proxy provides common unitholders the opportunity to vote on the LTIP Proposal. However, the LTIP will not become effective unless approved by the common unitholders.

Approval of the Adjournment Proposal requires the approval of a majority of the votes cast of the outstanding common units represented either in person or by proxy at the special meeting.

A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal.

Q:          If my common units are held in “street name” by my broker or other nominee, will my broker or other nominee vote my common units for me?

A:           If you own your common units in “street name” through a broker or other nominee, your broker or other nominee will not be permitted to exercise voting discretion with respect to the matters to be acted upon at the special meeting. Thus, if you do not give your broker or other nominee specific instructions, your common units will (i) not be voted and have no effect on the LTIP Proposal and (ii) not be voted and have no effect on the Adjournment Proposal. This is generally referred to as a “broker non-vote.” Broker non-votes will be considered present at the meeting for purposes of determining the presence of a quorum.

ARCHROCK PARTNERS, L.P.

Overview

We are a Delaware limited partnership formed in June 2006 and are the U.S. market leader in the full-service natural gas compression industry. As of December 31, 2016, public unitholders held a 55% ownership interest in us and Archrock, Inc. owned our remaining equity interests, including our general partner interest and all of the incentive distribution rights. Archrock General Partner, L.P., our general partner, is an indirect, wholly-owned subsidiary of Archrock and has sole responsibility for conducting our business and for managing our operations, which are conducted through our wholly-owned limited liability company, Archrock Partners Operating LLC. Because our general partner is a limited partnership, its general partner, Archrock GP LLC, conducts our business and operations. Archrock GP LLC’s board of directors and officers, which we sometimes refer to as our board of directors and our officers, make decisions on our behalf.  All of those directors are elected by Archrock.

Our contract operations services primarily include designing, sourcing, owning, installing, operating, servicing, repairing and maintaining equipment to provide natural gas compression services to our customers. We monitor our customers’ compression services requirements over time and, as necessary, modify the level of services and related equipment we employ to address changing operating conditions.

Our principal executive office is located at 16666 Northchase Drive, Houston, Texas 77060. Our telephone number is (281) 836-8000.

PROPOSAL TO APPROVE THE ARCHROCK PARTNERS, L.P. 2017 LONG-TERM INCENTIVE PLAN

Our board of directors has approved the Archrock Partners, L.P. LTIP, subject to the approval of our unitholders. Since we became public in 2006, we have used grants of equity-based awards issued under our prior long-term incentive plan to (i) attract and retain capable, talented individuals to serve as employees, officers and directors, (ii) encourage and reward achievement of our business objectives and (iii) align the long-term interests of employees, officers and directors with those of our unitholders. We believe such grants, which typically include minimum service periods in order to encourage long-term retention, have played a meaningful role in our growth and performance. The long-term incentive plan we established in 2006 expired in 2016 (the “Expired LTIP”) and our board of directors believes that adopting the LTIP will continue to allow us to keep pace with our competitors and effectively recruit, motivate and retain the caliber of employees and directors essential for our success. Accordingly, the LTIP authorizes 2,000,000 common units to be available for delivery with respect to awards under the LTIP.

A summary description of the material features of the LTIP as proposed is set forth below. The following summary is not a complete description of all the provisions of the LTIP and is qualified in its entirety by reference to the LTIP, a copy of which is attached as Exhibit A to this proxy statement and incorporated in its entirety in this proxy statement by reference.

Description of the LTIP

Key Terms of the LTIP

Plan Term

10 years from the date our unitholders approve the LTIP or, if earlier, the date the LTIP is terminated by our board of directors or the compensation committee of the board of directors or the date all available common units available have been delivered

Eligible Participants	Employees, consultants, officers and directors of Archrock GP LLC and its affiliates

Common Units Authorized for Issuance	2,000,000, subject to adjustment only to prevent dilution or enlargement of LTIP benefits in the case of equity restructurings, transactions and similar changes in our capitalization

Award Types	Unit Options, Unit Appreciation Rights, Restricted Units, Phantom Units, Distribution Equivalent Rights, Bonus Units, Other Unit-Based or Cash-Based Awards and Performance-Based Awards

Prohibitions

Prohibits the repricing of Unit Options or Unit Appreciation Rights or material amendments (for example, an amendment that increases the number of common units authorized for issuance under the LTIP) without unitholder approval

Performance Award Limits

A maximum of $5,000,000 under all Performance Awards that are not denominated in common units (including the fair market value of common units paid in satisfaction of such awards) may be granted to any individual during a calendar year

Director Award Limits	Grant date fair value of all awards granted to a non-employee director during any 12-month period is limited to $500,000

Change of Control

Defined as (i) a person or group other than an affiliate of us becomes the beneficial owner of 40% or more of the voting power or equity interests of us, (ii) our limited partners approve a plan of complete liquidation of us, (iii) the sale or other disposition by either Archrock GP LLC or us of substantially all of Archrock GP LLC’s or our assets, (iv) a transaction resulting in a person other than Archrock, Inc., Archrock GP LLC or one of their affiliates becoming our general partner, or (v)  a transaction resulting in our general partner ceasing to be an affiliate of Archrock, Inc. or (vi) a “Corporate Change” as defined in Archrock, Inc.’s 2013 Stock Incentive Plan

Restrictions on Unit Options and Unit Appreciation Rights

The exercise price of a Unit Option or Unit Appreciation Right may be no less than the fair market value of the underlying common units as of the date of grant, except with respect to substitute awards granted in connection with a merger, consolidation or acquisition

Other Provisions	Awards are non-transferrable, except by will or by the laws of descent and distribution; no automatic grants are provided; no excise tax gross-ups are provided

Purpose of the LTIP

The purpose of the LTIP is to promote the interests of us, Archrock GP LLC (the “general partner”), the general partner of Archrock General Partner, L.P., our general partner, and our respective affiliates, by providing employees, officers and directors incentive compensation awards that are denominated in or based on our common units. In furtherance of such purpose, the LTIP provides for the issuance of a variety of equity-based grants, including grants of (i) options, (ii) unit appreciation rights, (iii) restricted units, (iv) phantom units, (v) cash awards, (vi) performance awards, (vii) bonus awards, (viii) distribution equivalent rights and (ix) other unit-based awards (collectively referred to as “Awards”).

The LTIP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The LTIP will be effective as of the date the LTIP is approved by our unitholders, and will terminate on the earliest of (i) the date terminated by our board of directors or the plan administrator, (ii) the date all available common units under the LTIP have been paid or issued, or (iii) the ten-year anniversary of the date on which the LTIP becomes effective. Awards granted prior to the LTIP’s termination date will continue to be effective in accordance with their respective terms and conditions even after the LTIP’s termination.

Administration of the LTIP

The LTIP will be administered by the compensation committee of our board of directors, which will administer the LTIP pursuant to its terms and applicable laws, unless our board of directors appoints a different committee of the board of directors to administer the LTIP. We refer to the compensation committee or another committee chosen by our board of directors to administer the LTIP, as applicable, as the plan administrator. The plan administrator has broad discretion to administer the LTIP, interpret its provisions, and adopt policies for implementing the LTIP. This discretion includes the power to:

•                  designate participants;

•                  determine the type or types of Awards to be granted to a participant;

•                  determine the number of common units to be covered by Awards;

•                  determine the terms and conditions of any Award;

•                  determine whether, to what extent, and under what circumstances Awards may be settled (including settlement in cash), exercised, canceled, or forfeited;

•                  interpret and administer the LTIP and any instrument or agreement relating to an Award made under the LTIP;

•                  establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the LTIP; and

•                  make any other determination and take any other action that the plan administrator deems necessary or desirable for the administration of the LTIP.

The plan administrator may delegate any or all of its powers and duties under the LTIP, including the power to grant Awards, to the Chief Executive Officer of our general partner. However, pursuant to any such delegation, the Chief Executive Officer of our general partner would not be permitted to grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 promulgated by the Securities and Exchange Commission (“SEC”) or a member of our board of directors.

Units Subject to the Plan

If the LTIP Proposal is approved at the special meeting, then a maximum of 2,000,000 common units will be available for delivery with respect to Awards under the LTIP. In determining the number of units issuable under the Plan, in consultation with Archrock, Inc.’s compensation consultant, the compensation committee of our board of directors considered Archrock, Inc.’s compensation philosophy and historical grant practices and our burn rate.  Pursuant to the terms of the LTIP, if any Award is forfeited, canceled, exercised, settled in cash, or otherwise terminated without the actual delivery of common units pursuant to such Award, or if any common units under an Award are held back to cover the exercise price or tax withholding, then, in either such case, any common units that are so forfeited, canceled, exercised, settled in cash, or otherwise terminated without the actual delivery of common units or held back shall be available to satisfy future Awards under the LTIP.

The common units delivered pursuant to the LTIP shall consist, in whole or part, of (i) common units acquired in the open market, (ii) common units acquired from us (including newly issued units), any of our affiliates or any other person or (iii) any combination of the foregoing. The fair market value of a common unit on a given date will be the closing sales price of a common unit on such date.

Persons Who May Participate in the LTIP

Employees and consultants of us, Archrock, Inc., Archrock GP LLC, or any of our respective affiliates, and the non-employee members of the board of directors of Archrock GP LLC, are eligible to receive Awards (the “Eligible Persons”). Currently, approximately 1,600 employees and three directors are Eligible Persons; no consultants have been identified as eligible to participate in the LTIP. Participation in the Expired LTIP was historically limited to certain key employees, which included seven employees in 2016.  Eligible Persons designated by the plan administrator to receive Awards under the LTIP are referred to as “Participants.” A Participant under the LTIP will be eligible, at the discretion of the plan administrator, to receive an Award pursuant to the terms of the LTIP and subject to any limitations imposed by appropriate action of the plan administrator or within the individual Award agreement.

Limits on Units Deliverable

Under the terms of the LTIP, the maximum value of all Awards granted to any non-employee member of our board of directors during any 12-month period is $500,000.  The maximum amount of compensation that may be paid under all Performance Awards that are not denominated in common units granted to any one individual during any calendar year may not exceed $5,000,000.

Awards under the LTIP

Options. Options may be granted under the LTIP to purchase a specific number of common units at a set exercise price. The exercise price of each option granted under the LTIP will be determined by the plan administrator at the time the option is granted, provided that each option may not have an exercise price that is less than the fair market value of a common unit on the date of grant.

The plan administrator will determine the manner in which, and time or times at which, an option will vest and become exercisable, in whole or in part. The plan administrator will also determine the methods and form of payment for the exercise of an option (including, without limitation, payment in cash, check acceptable to us, a “cashless-broker” exercise through procedures approved by us, or any combination thereof) and the methods and forms in which common units will be delivered to a Participant.

Unit Appreciation Rights. A unit appreciation right is an Award that, upon exercise, entitles the holder to receive the excess, if any, of the fair market value of a common unit on the exercise date over the grant price of the unit appreciation right. The excess may be paid in cash and/or in common units as determined by the plan administrator in its discretion. The plan administrator will have the authority to determine to whom unit appreciation rights will be granted, the number of common units to be covered by each grant, and the conditions and limitations applicable to the exercise of the unit appreciation right. The grant price per unit appreciation right will be determined by the plan administrator at the time the unit appreciation right is granted, but each unit appreciation right must have an exercise price that is not less than the fair market value of a common unit on the date of grant. The plan administrator will determine the time or times at which a unit appreciation right may be exercised in whole or in part.

Restricted Unit Awards. A restricted unit is a common unit granted under the LTIP that is subject to a risk of forfeiture, restrictions on transferability, and any other restrictions that may be imposed by the plan administrator in its discretion. The plan administrator will have the authority to determine to whom restricted units will be granted, the number of restricted units to be granted to each Participant, the duration of any restrictions, the conditions under which the restricted units may become vested or forfeited, and any other terms and conditions as the plan administrator may establish with respect to the Awards. Upon or as soon as reasonably possible following the vesting of each restricted unit, subject to any applicable federal income tax withholding, a Participant will be entitled to have the restrictions removed from his or her Award so that the Participant then holds an unrestricted common unit.

To the extent provided by the plan administrator in its discretion, a grant of restricted units may provide that a distribution made by us with respect to the restricted units (a “Unit Distribution Right” or “UDR”) will be subject to the same forfeiture and other restrictions as the restricted unit. If restricted, UDRs will be held, without interest, until the restricted unit vests or is forfeited, with the UDR being paid or forfeited at the same time, as the case may be. Absent a restriction on UDRs in the applicable Award agreement, UDRs will be paid to the holder of the restricted unit without restriction at the same time as cash distributions are paid by us to our unitholders.

Phantom Unit Awards. A phantom unit is a right to receive a common unit or an amount of cash equal to the fair market value of a common unit if certain conditions set forth in the Award agreement are met. The plan administrator will have the authority to determine the Eligible Persons to whom phantom units will be granted, the number of phantom units to be granted to each Participant, and any other terms and conditions as the plan administrator may establish. Upon vesting of each phantom unit, subject to any applicable federal income tax withholding, the Participant will be entitled to settlement of the phantom unit and shall receive either a common unit or cash equal to the fair market value of a common unit, as determined by the plan administrator in its discretion and as provided in the applicable Award agreement.

Distribution Equivalent Rights. To the extent provided by the plan administrator in its discretion, an Award granted under the LTIP may include a contingent right, granted in tandem or as a separate Award to receive an amount of cash, units, restricted units and/or phantom units, as determined by the plan administrator, equal to the value of any distributions made by us with respect to a common unit during the period such Award is outstanding (a “Distribution Equivalent Right” or “DER”). A DER grant may provide that the DER will be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the plan administrator), be subject to the same vesting restrictions as a respective tandem Award, or be subject to other provisions or restrictions as determined by the plan administrator in its discretion and as provided in the applicable Award agreement.

Bonus Units and Awards in Lieu of Obligations. The LTIP permits the grant of units as a bonus or a grant of units in lieu of obligations to pay cash or deliver other property under the LTIP or under other plans or compensatory arrangements to Eligible Persons.

Other Unit-Based Awards and Cash Awards. The LTIP also permits the grant of “other unit-based awards,” which are awards that, in whole or in part, are valued or based on or related to the value of a common unit. The vesting of other unit-based awards may be based on a participant’s continued service, the achievement of specified performance criteria or other measures. On vesting (or on a deferred basis upon specified future dates or events), other unit-based awards may be paid in cash and/or in units, as determined by the plan administrator. The LTIP also permits the grant of cash awards, as an element of or supplement to, or independent of any other Award under the LTIP.

Performance-Based Awards. The right of a Participant to exercise, vest in or receive settlement of any Award, and the timing thereof, may be subject to such performance conditions as the plan administrator may specify. Performance conditions may be based on one or more performance goals as determined by the plan administrator.

Other Provisions

Tax Withholding. Archrock GP LLC or one of its affiliates will be authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant, the amount (in cash, common units, other securities or other property) of any applicable taxes payable with respect to the grant of an Award, its exercise, the lapse of restrictions applicable to an Award or in connection with any payment relating to an Award or the transfer of an Award and to take such other actions as may be necessary to satisfy the withholding obligations with respect to an Award.

Anti-Dilution Adjustments. Upon the occurrence of any “equity restructuring” event that could result in an additional compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) if adjustments to Awards with respect to such event were discretionary, the plan administrator will equitably adjust the number and type of common units covered by each outstanding Award and the terms and conditions of such Award to equitably reflect the restructuring event, and the plan administrator will adjust the number and type of common units with respect to which future Awards may be granted under the LTIP. Upon the occurrence of a similar event that would not result in a FASB ASC Topic 718 accounting charge if adjustments to Awards were discretionary, the plan administrator shall have complete discretion to adjust Awards in the manner it deems appropriate. In the event the plan administrator makes any such adjustments, a corresponding and proportionate adjustment shall be made with respect to the maximum number of common units available under the LTIP and the kind of units or other securities available for grant under the LTIP.

Change of Control. If specifically provided in an Award agreement, upon a change of control (as defined in the LTIP), the Award may automatically vest and be payable or become exercisable in full, as the case may be. As defined in the LTIP, “Change of Control” means, and shall be deemed to have occurred upon, one or more of the following events: (i) any “person or “group”, within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than an affiliate of us or the Archrock GP LLC, becomes the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 40% or more of the voting power of the outstanding equity interests of us; (ii) our limited partners approve, in one or a series of transactions, a plan of complete liquidation of us; (iii) the sale or other disposition by either the Archrock GP LLC or us of all or substantially all of Archrock GP LLC’s or our assets in one or more transactions to any person other than an affiliate; (iv) a transaction resulting in a person other than the Archrock GP LLC, Archrock, Inc. or one of their affiliates being our general partner; (v) a transaction resulting in our general partner ceasing to be an affiliate of Archrock, Inc.; or (vi) a “Corporate Change” as defined in Archrock, Inc.’s 2013 Stock Incentive Plan, as it may be amended, supplemented, restated or succeeded.

Amendment. Our board of directors or the plan administrator may terminate or amend the LTIP or any part of the LTIP at any time in any manner, including increasing the number of common units that may be granted, subject to the requirements of the securities exchange upon which the common units are listed at that time and of applicable tax and securities laws. The plan administrator may also waive any conditions or rights under, amend the terms of or alter any outstanding Award as long as no such change would materially reduce the rights or benefits of a Participant without the consent of the Participant or cause the LTIP or cause such Award to fail to comply with the requirements of Section 409A of the Code.

Transferability of Awards. Options and unit appreciation rights are only exercisable by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights pass by will or the laws of descent and distribution. No Award or right granted under the LTIP may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered and any such purported transfer shall be void and unenforceable. Notwithstanding the foregoing, the plan administrator may, in its discretion, allow a Participant to transfer an Award without consideration to an immediate family member or a related family trust, limited partnership, or similar entity on the terms and conditions established by the plan administrator from time to time.

Forfeiture of Awards. Unless waived by the plan administrator or otherwise provided in a written agreement between us and a Participant, an unvested Award that is still outstanding will be forfeited by the Participant upon termination of the Participant’s employment with or service to Archrock GP LLC or its affiliates or membership on our board of directors, as applicable.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the United States federal tax consequences to Participants arising from participation in the LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of Participants in the LTIP may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, options or unit appreciation rights that provide for a “deferral of compensation” within the meaning of Section 409A of the Code, phantom units, and certain other Awards that may be granted pursuant to the LTIP could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and the guidance promulgated thereunder.

Options; Unit Appreciation Rights

Participants will not realize taxable income upon the grant of an option or a unit appreciation right. Upon the exercise or, if later, the settlement of an option or a unit appreciation right, a Participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (i) the amount of cash or the fair market value of the common units received, over (ii) the exercise price (if any) paid therefor. A Participant will generally have a tax basis in any common units received pursuant to the exercise of a unit appreciation right, or pursuant to the cash exercise of an option, that equals the fair market value of the common units on the date of exercise. Subject to the discussion under “—Tax Code Limitations on Deductibility” below, we or one of our affiliates will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

When a Participant sells the common units acquired as a result of the exercise of an option or unit appreciation right, any appreciation (or depreciation) in the value of the common units after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common units must be held for more than 12 months in order to qualify for long-term capital gain treatment.

The LTIP allows the plan administrator to permit the transfer of Awards in limited circumstances. See “—Other Provisions—Transferability of Awards.”

The Internal Revenue Service (the “IRS”) has not provided formal guidance on, nor even specifically addressed, the income tax consequences of a transfer of options or unit appreciation rights. However, the IRS has informally indicated that after a transfer of stock options (other than to a former spouse pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the option. If stock options are transferred to a former spouse pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time. Options granted under the LTIP and that are transferred will likely be subject to the same tax treatment. The transfer of an option may result in gift tax consequences to a Participant.

Phantom Unit Awards; Restricted Unit Awards

A Participant will not have taxable income at the time of the grant of a phantom unit Award, but rather, will generally recognize ordinary compensation income at the time such Participant receives common units or a cash payment in satisfaction of the phantom unit Award in an amount equal to the fair market value of the common units received or the cash payment, whichever is applicable. In addition, the Participant will be subject to ordinary income tax upon the payment of a DER. In general, a Participant will recognize ordinary compensation income as a result of the receipt of common units pursuant to a restricted unit Award in an amount equal to the fair market value of the common units when the common units are received over the amount, if any, paid for such units, provided, that if the common units are not transferable or are subject to a substantial risk of forfeiture when received, the Participant will recognize ordinary compensation income in an amount equal to such excess based on the fair market value of common units (i) when the common units first become transferable or are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the common units are received, in cases where a Participant makes a valid election under Section 83(b) of the Code.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time such Participant recognizes income under the rules described above with respect to common units or cash received. Directors must make their own arrangements for satisfying any tax obligations they may incur in connection with the receipt of an Award under the LTIP. Distributions that are received by a Participant prior to the time that the common units are taxed to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as distributions on common units. The tax basis in the common units received by a Participant will equal the amount recognized by such Participant as compensation income under the rules described in the preceding paragraph plus the amount, if any, paid for the common units, and the Participant’s capital gains holding period in those common units will commence on the later of the date the common units are received or the restrictions lapse (provided that, if a valid election under Section 83(b) of the Code is made with respect to restricted units, then the holding period in such units will begin on the date of receipt of the units).

Subject to the discussion immediately below, we or one of our affiliates will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Code Limitations on Deductibility

In order for the amounts described above to be deductible by us or one of our affiliates, the amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

New Plan Benefits

The Awards, if any, that will be made to eligible persons under the LTIP are subject to the discretion of the plan administrator and, therefore, we cannot currently determine the benefits or number of units subject to Awards that may be granted in the future to eligible employees, officers and directors under the LTIP, or the amount or the number of units that would have been granted to the eligible individuals had the LTIP been in place during the prior fiscal year. As of the date of this proxy statement, no Awards have been granted under the LTIP.

Vote Required

The approval of a majority of the votes cast by our common unitholders, provided that the total votes cast on the LTIP Proposal represent more than 50% of all common units entitled to vote, is required to approve the LTIP Proposal. Votes “for” and “against” and abstentions count as votes cast. Executed proxies returned by a broker or other nominee holding common units in “street name” indicating that the broker or other nominee does not have discretionary authority as to certain common units to vote on the proposals (a “broker non-vote”) do not count as votes cast. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions in respect of the LTIP Proposal, which is referred to as the “votes cast,” must be greater than 50% of the total number of our outstanding common units. Once the votes cast requirement is satisfied, the number of votes cast “for” the LTIP Proposal must represent a majority of the votes cast in respect of the LTIP Proposal in order to be approved. Thus, broker non-votes can make it difficult to satisfy the votes cast requirement, and abstentions have the effect of a vote against the LTIP Proposal. A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” the LTIP Proposal.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE LTIP PROPOSAL.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN THE LTIP

The officers and employees of our general partner, its affiliates and our subsidiaries and the members of our board of directors will be eligible to receive awards under the LTIP if it is approved. In addition, the LTIP provides for indemnification of the compensation committee of our board of directors to the fullest extent permitted by law, with respect to determinations made in connection with the LTIP. Accordingly, the members of our board of directors and the executive officers of our general partner have a substantial interest in the approval of the LTIP Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED UNITHOLDER MATTERS

The following table sets forth the beneficial ownership of our units as of March 2, 2017 held by:

•                  each person who beneficially owns 5% or more of our outstanding units;

•                  each director of our general partner;

•                  each named executive officer of our general partner; and

•                  all directors, and executive officers of our general partner as a group.

The amounts and percentages of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable. Except as indicated by footnote, the address for the beneficial owners listed below is 16666 Northchase Drive, Houston, TX 77060.

Name of Beneficial Owner	Common Units Beneficially Owned	Percentage of Total Units Beneficially Owned
Harvest Fund Advisors LLC (1)	4,981,279	8%
OppenheimerFunds, Inc. (2)	7,383,351	11%
Archrock, Inc. (3)	29,064,637	44%
D. Bradley Childers (4)	102,097	*
David S. Miller (5)	25,624	*
Robert E. Rice (6)	22,245	*
Donald C. Wayne (7)	13,600	*
Jason G. Ingersoll (8)	4,189	*
James G. Crump	29,510	*
G. Stephen Finley	32,117	*
Edmund P. Segner, III	24,107	*
All directors and executive officers as a group (9 persons)	253,489	*

*                 Less than 1 percent.

(1)         Based solely on a review of the Schedule 13G/A jointly filed by Harvest Funds Advisors LLC on February 10, 2017. The address for Harvest Fund Advisors LLC is 100 W. Lancaster Avenue, Suite 200, Wayne, PA 19087.

(2)         Based solely on a review of the Schedule 13G/A jointly filed by OppenheimerFunds, Inc. and Oppenheimer SteelPath MLP Income Fund on January 26, 2017. Of these common units, 5,234,394 are owned by Oppenheimer SteelPath MLP Income Fund. The address for OppenheimerFunds, Inc. is 2 World Financial Center 225 Liberty Street New York, NY 10281. The address for Oppenheimer SteelPath MLP Income Fund is 6803 S. Tucson Way Centennial, CO 80112-3924.

(3)         Based solely on a review of the Schedule 13D/A filed by Archrock, Inc. on November 30, 2016. The address for Archrock Inc. is 16666 Northchase Drive, Houston, Texas 77060.

(4)         Includes 49,750 phantom units that vest within 60 days of March 2, 2017.

(5)         Includes 8,292 phantom units that vest within 60 days of March 2, 2017.

(6)         Includes 9,896 phantom units that vest within 60 days of March 2, 2017.

(7)         Includes 5,916 phantom units that vest within 60 days of March 2, 2017.

(8)         Includes 3,189 phantom units that vest within 60 days of March 2, 2017.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of December 31, 2016 with respect to the compensation plans under which our common units are authorized for issuance:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity compensation plans approved by security holders (1)	196,536	—	(2)	—
Equity compensation plans not approved by security holders	—	—		—
Total	196,536	—		—

(1)                                 Comprised of phantom units that will be settled upon vesting as common units, issued and outstanding under our Expired LTIP.  No additional grants may be made under the Expired LTIP.

(2)                                 Phantom units do not have an exercise price.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

As is commonly the case for many publicly traded limited partnerships, we have no employees. Under the terms of our partnership agreement, we are ultimately managed by Archrock GP LLC, the general partner of Archrock General Partner, L.P., our general partner (which we may refer to as our general partner or Archrock GP LLC). We refer to Archrock GP LLC’s management and executive officers as “our management” and “our executive officers” and Archrock GP LLC’s board of directors and compensation committee as “our board of directors” and “our compensation committee.”

Our named executive officers (collectively, the “Named Executive Officers”) for 2016 were:

•                  D. Bradley Childers, President and Chief Executive Officer of Archrock GP LLC and Archrock;

•                  David S. Miller, Senior Vice President and Chief Financial Officer of Archrock GP LLC and Archrock;

•                  Jason G. Ingersoll, Vice President, Sales and Marketing of Archrock GP LLC and Archrock;

•                  Robert E. Rice, Senior Vice President and Chief Operating Officer of Archrock GP LLC and Archrock; and

•                  Donald C. Wayne, Senior Vice President and General Counsel of Archrock GP LLC and Archrock and Secretary of Archrock.

This Compensation Discussion and Analysis will discuss in greater detail the compensation of our Named Executive Officers during 2016.

Compensation Expense Allocations

Under the Omnibus Agreement, most costs associated with Archrock’s provision of services to us, including compensation of our Named Executive Officers, are allocated to us on a monthly basis in the manner that our general partner deems reasonable.  During 2016, those allocations were generally made using a two-step process:

•                  First, Archrock allocated an appropriate portion of its total SG&A expenses among its business segments, including to its contract operations segment, based on headcount and estimated time spent in support of contract operations.

•                  Second, Archrock allocated to us a prorated portion of the SG&A expenses initially allocated to Archrock’s contract operations segment based upon the ratio of our total compression equipment horsepower to the sum of Archrock’s total compression equipment horsepower and our total compression equipment horsepower.

For 2016, there were no caps on the amount we were obligated to reimburse Archrock for SG&A expenses allocated to us, including compensation costs. See Part III, Item 13 (“Certain Relationships and Related Transactions, and Director Independence”) of this report for additional discussion of relationships and transactions we have with Archrock and the terms of the Omnibus Agreement.

During the year ended December 31, 2016, Archrock allocated to us the following percentages of Archrock compensation expenses incurred to provide the Named Executive Officers’ total compensation, including base salary, annual performance-based incentive compensation, Archrock stock awards, our phantom unit awards and other benefits:

Executive Officer	Percent of Named Executive Officer’s 2016 Total Compensation Allocated to the Partnership (%)
D. Bradley Childers	52.6
David S. Miller	52.6
Jason G. Ingersoll	57.8
Robert E. Rice	57.8
Donald C. Wayne	52.6

Our Compensation Committee’s Structure and Responsibilities

Because our Named Executive Officers are also officers of Archrock, their compensation structure is established by the compensation committee of the board of directors of Archrock (the “Archrock Compensation Committee”).  Our compensation committee’s primary responsibilities are to:

•                  Discharge the board of directors’ responsibilities relating to our executives’ compensation;

•                  Review and approve the manner in which Archrock allocates to us the compensation expense applicable to our Named Executive Officers;

•                  Oversee the Archrock Partners, L.P. Long-Term Incentive Plan (the “Partnership Plan”) and make awards thereunder;

•                  Review and approve compensation programs for our independent directors; and

•                  Produce an annual report relating to this compensation discussion and analysis for inclusion in our Annual Report on Form 10-K in accordance with the rules and regulations of the SEC.

Our compensation committee is comprised entirely of independent directors within the meaning of applicable NASDAQ rules.  The current members of our compensation committee are G. Stephen Finley, James G. Crump and Edmund P. Segner, III.

Compensation Philosophy and Objectives

The primary objectives of Archrock’s executive compensation program are to:

•                  Pay competitively - The Archrock Compensation Committee believes that, to attract, retain and motivate an effective management team with the level of expertise and experience needed to achieve consistent growth, profitability and return for Archrock’s stockholders, total compensation should be competitive with that of comparably-sized companies within the oilfield services sector and, where applicable, across a variety of industries, as further described below in “How the Archrock Compensation Committee Determines Executive Compensation.”

•                  Pay for performance - Archrock’s and our emphasis on performance-based, variable compensation is an important component of Archrock’s overall compensation philosophy. Cash bonuses and equity-based incentive awards based on Archrock’s annual performance combined with Archrock’s and our time-based equity awards that vest over several years balance short-term and long-term business objectives. Approximately 82% of our Chief Executive Officer’s 2016 total direct compensation (base salary plus annual cash incentive and long-term incentive equity award (“LTI Award”) levels) and approximately 70% of our other Named Executive Officers’ 2016 total direct compensation (taken as a group) was variable, with realized value dependent upon future performance.

•                  Align management’s interests with equityholders’ interests - Archrock’s and our emphasis on equity-based compensation and ownership encourages executives to act strategically to drive sustainable long-term performance and enhance long-term equityholder value.

How the Archrock Compensation Committee Determines Executive Compensation

The Archrock Compensation Committee is responsible for establishing and overseeing compensation programs that are consistent with Archrock’s compensation philosophy. In carrying out this role, the Archrock Compensation Committee considers such factors as they deem relevant, including the following:

External	Internal
Data and analysis provided by the Archrock Compensation Committee’s independent compensation consultant	Current and past total compensation, including an annual review of base salary, short-term incentive pay and the value of LTI Awards received

Feedback provided from Archrock’s stockholders via its stockholder outreach and the results of Archrock’s advisory say-on-pay vote	Archrock’s performance and operating unit performance (where applicable), as well as each executive’s impact on performance

The Chief Executive Officer’s recommendations (other than with respect to his own compensation)

Each executive’s relative scope of responsibility and potential

Individual performance and demonstrated leadership

Internal pay equity considerations

Role of Compensation Consultant.  For 2016, the Archrock Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent third-party compensation consultant, to:

•                  provide a review of market trends in executive compensation, including base salary, annual incentives, LTI Awards and total direct compensation; and

•                  provide information on how trends, new rules, regulations and laws impact executive and director compensation practice and administration.

In prior years, Archrock’s compensation consultant provided peer group data that was taken into consideration when the Archrock Compensation Committee reviewed the compensation of our Named Executive Officers.   However, for 2016, the Archrock Compensation Committee did not solicit peer group data from Pearl Meyer due to the timing of the spin-off of Archrock’s international contract operations, international aftermarket services and global fabrication businesses (the “Spin-off”) in late 2015, which did not afford the Archrock Compensation Committee sufficient time to evaluate and select a new peer group appropriate for Archrock.  Instead, the Archrock Compensation Committee considered an analysis provided by Pearl Meyer of data derived from a survey of 27 oilfield and drilling companies of trends in various components of executive compensation and, specifically, the impact of challenging market conditions in the oil and gas services industry on such compensation components.  Based on the Pearl Meyer data, difficult market conditions and Archrock’s focus on cost containment, the Archrock Compensation Committee did not consider increases in the compensation paid to our Named Executive Officers for 2016.

Pearl Meyer also provided input to the Archrock Compensation Committee in their review and determination of the appropriate performance factors for performance-based compensation awarded in 2016.

Following review and consultation with Pearl Meyer, the Archrock Compensation Committee has determined that Pearl Meyer is independent and that no conflict of interest, either currently or during 2016, results from this engagement. The Archrock Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.

Role of Management.  The most significant aspects of management’s, including the Chief Executive Officer’s, role in the compensation-setting process are:

•                  recommending compensation programs, compensation policies, compensation levels and incentive opportunities that are based on analysis provided by Archrock’s independent compensation consultant and are consistent with business strategies;

•                  preparing and distributing materials for the Archrock Compensation Committee’s review and consideration;

•                  recommending corporate performance goals on which performance-based compensation will be based; and

•                  assisting in the evaluation of employee performance.

The Chief Executive Officer annually reviews the performance of each of the other executive officers and recommends salary adjustments, annual cash incentives and LTI Awards for executives other than himself, which the Archrock Compensation Committee considers along with the other factors discussed above.

Elements of Compensation

Archrock’s executive compensation program is designed to align our executive officers’ pay with individual, Archrock and Partnership performance in order to achieve growth, profitability and equityholder return, and to attract and retain executives with the level of expertise and experience necessary to achieve Archrock’s and our business objectives while driving short- and long-term results. The key elements of our Named Executive Officers’ compensation and the primary objectives of each are as follows:

Key Elements of Compensation	Objectives
Base Salary	Attract and retain talented executives, recognize individual roles and responsibilities and provide stable income

Annual performance-based incentive compensation	Promote short-term performance objectives and reward executives for their contributions toward achieving those objectives

Long-term incentive (“LTI”) compensation	Align executives’ interests with equityholders’ interests, emphasize long-term financial and operational performance and aid in retention of key executives

Retirement savings, health and welfare benefits	Provide retirement income and protection against the financial hardship that can result from illness, disability or death

Severance benefit and change of control arrangements	Aid in attracting and retaining executive talent, particularly during any potential transition period due to a change of control

Base Salary

In February 2016, the Archrock Compensation Committee reviewed the base salaries of our Named Executive Officers based upon the considerations discussed above under “How the Archrock Compensation Committee Determines Executive Compensation” and determined not to make any increases to our Named Executive Officers’ base salaries for 2016.  In light of continued challenging market conditions and efforts to reduce costs, effective in August 2016, our Named Executive Officers agreed to a reduction in their base salaries by 10%.  Our Named Executive Officers’ 2016 base salaries, both before and after the August 2016 reduction, are as indicated below.

Executive Officer	Title	Base Salary Through July 2016 ($)	Base Salary Effective August 2016 ($)
D. Bradley Childers	President and Chief Executive Officer	800,000	720,000
David S. Miller	Senior Vice President and Chief Financial Officer	330,000	297,000
Jason G. Ingersoll	Vice President, Sales and Marketing	300,000	270,000
Robert E. Rice	Senior Vice President and Chief Operating Officer	400,000	360,000
Donald C. Wayne	Senior Vice President and General Counsel	375,000	337,500

Annual Performance-Based Incentive Compensation

During the first quarter of each year, the Archrock Compensation Committee adopts a program to provide the short-term cash incentive element of Archrock’s and our Named Executive Officers’ compensation for that year. In February 2016, the Archrock Compensation Committee adopted the short-term incentive program for 2016 (the “2016 Incentive Program”). Each Named Executive Officer’s cash incentive target was a specified percentage of his beginning base salary in 2016.

Due to industry and market conditions in early 2016, the Archrock Compensation Committee determined to reduce the target performance percentage for achievement of Archrock company performance factors, and thus the target aggregate weighted payout, from 100% to 75%.  The table below presents each Named Executive Officer’s 2016 cash incentive target as a specified percentage of his base salary, as well as a potential payout assuming achievement of the Archrock company performance factor at 75%.

Executive Officer	Title	2016 Cash Incentive Target (% of base salary)	2016 Cash Incentive Target ($)	2016 Cash Incentive with Reduced Payout at 75%(1) ($)
D. Bradley Childers	President and Chief Executive Officer	110	880,000	660,000
David S. Miller	Senior Vice President and Chief Financial Officer	70	231,000	173,250
Jason G. Ingersoll	Vice President, Sales and Marketing	60	180,000	135,000
Robert E. Rice	Senior Vice President and Chief Operating Officer	70	280,000	210,000
Donald C. Wayne	Senior Vice President and General Counsel	65	243,750	182,813

(1) Assumes Archrock operating unit results and individual results (as discussed below) are achieved at 100%

Each Named Executive Officer’s potential cash payout under the 2016 Incentive Program ranged from 0% to 200% of his incentive target.  No payouts would be made unless Archrock company results, as explained below, exceeded 50% of target performance.  Under the 2016 Incentive Program, the Archrock Compensation Committee determined payouts to the Named Executive Officers using the following formula:

Archrock Company Results.  As discussed above, the target performance percentage for achievement of the Archrock company performance factors under the 2016 Incentive Program was reduced from 100% to 75%, and as shown in the table below, Archrock company results exceeded that target and were achieved at 86%.

Performance Factor	Target Achievement (75%)	Performance Achieved	Payout Factor	Weight	Payout Achieved
Archrock’s Operating Cash Flow ($ in millions)(1): calculated as Archrock’s consolidated EBITDA, as adjusted,(2) minus capital expenditures, cash taxes and cash interest, plus non-cash LTI, as adjusted by the decrease or increase in working capital	$172	$244	116%	50%	58%
Archrock’s Operating Horsepower (in millions): Archrock’s operating horsepower as of December 31, 2016	3.250	3.115	61%	25%	15%
Archrock’s Consolidated Debt Ratio: Archrock’s consolidated debt divided by consolidated EBITDA, as adjusted(2)	4.30x	4.52x	48%	25%	12%
Aggregated Archrock Company Results: the overall achievement factor for Archrock company results would be 0% for aggregate performance achieved blow 50%					86%

(1)         Certain benefits achieved from capital expense reductions and working capital reductions were excluded from the calculation of Operating Cash Flow.

(2)         Archrock’s EBITDA, as adjusted, is calculated as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, restatement charges, restructuring charges, expensed acquisition costs and other items.

Archrock Operating Unit Results.  Under the 2016 Incentive Program, Archrock’s Operating Unit results are set forth in the table below.

	Sales Unit		Service Unit		Non-Operational Functional Support Unit
	Applicable to Ingersoll		Applicable to Rice		Applicable to Wayne
Performance Factor	Weight	Payout Achieved	Weight	Payout Achieved	Weight	Payout Achieved
Safety — TRIR	10%	10%	10%	10%	10%	10%
People — supervisor effectiveness	10%	10%	10%	10%	10%	10%
Contract compression horsepower bookings	30%	35%
Aftermarket services revenues	30%	10%
Horsepower stops	20%	17%
Business unit results			60%	53%
Make-ready shops results			20%	20%
Operating results					35%	32%
Sales results					15%	12%
SG&A target					30%	30%
Aggregate Archrock Operating Unit Results		82%		93%		94%

Archrock has not disclosed its target levels with respect to the achievement of these operating unit performance factors because they are derived from internal analysis reflecting Archrock’s business strategy and will not otherwise be publicly disclosed. Archrock believes their disclosure would provide its competitors, customers and other third parties with significant insights regarding confidential business strategies that could cause it substantial competitive harm.

Individual Performance.  The Archrock Compensation Committee also considered each Named Executive Officer’s individual contribution toward Archrock company and/or operating unit performance during 2016 including, as individually applicable, implementation of operational improvements, contribution toward company performance goals and initiatives and demonstrated leadership ability.  With respect to Messrs. Miller, Ingersoll, Rice and Wayne, the Archrock Compensation Committee consulted with the Chief Executive Officer.  In addition, the Archrock Compensation Committee considered the significant efforts of each executive to execute cost reductions and operational adjustments following the Spin-off, while achieving a high level of operating performance during the year despite challenging market conditions.  In assessing Mr. Childers’ individual performance for 2016, the Archrock Compensation Committee considered his significant efforts in successfully establishing Archrock as a new company and a new brand post-Spin-off, driving operational and financial results in a challenging year for the oil and gas industry, reducing costs and implementing Archrock’s strategy, as well as his overall leadership of the management team and organization during the year.  Following such assessments, the Archrock Compensation Committee determined that each Named Executive Officer met or exceeded expectations for a full individual performance payout for 2016.

2016 Incentive Program Payments.  Following the end of fiscal year 2016, the Archrock Compensation Committee calculated the individual cash payments under the 2016 Incentive Program by multiplying the Named Executive Officers’ target cash incentives by the achievement percentages for the applicable company, operating unit and individual performance factors described above, and then adding an incremental amount to reflect each executive’s significant individual efforts during the year, all as set forth in the table below.  In August 2016, Mr. Childers voluntarily elected to forgo his payment under the 2016 Incentive Program.  As set forth below, had Mr. Childers not waived his annual short-term incentive award, he would have been eligible to receive $753,000.  The Archrock Compensation Committee recognized Mr. Childers for achievement of Archrock company performance in excess of target under the 2016 Incentive Plan and gave serious consideration to paying Mr. Childers incentive compensation notwithstanding his prior waiver of any award under the 2016 Incentive Program.  The Archrock Compensation Committee also noted that a portion of certain incentive compensation amounts received by Mr. Childers in prior years would not have been earned had such compensation been determined solely on the basis of Archrock’s restated financial statements, although it believes that such portion would have been less than the amount of payout he otherwise earned and has forfeited under the 2016 Incentive Plan.  In light of the restatement, the Archrock Compensation Committee has determined to treat Mr. Childers’ waiver of such incentive award for 2016 as an appropriate form of reimbursement of those prior amounts received by Mr. Childers.

Executive Officer	2016 Cash Incentive Target	Company Performance Factor Achieved	Operating Unit Performance Factor Achieved	Individual Performance Factor Achieved	Payout Earned (%)	Payout Earned ($)	Actual Payout ($)
D. Bradley Childers	880,000	86%	N/A	100%	86%	753,000	—
David S. Miller	231,000	86%	N/A	100%	86%	198,000	210,000
Jason G. Ingersoll	180,000	86%	82%	100%	70%	126,000	130,000
Robert E. Rice	280,000	86%	93%	100%	80%	224,000	225,000
Donald C. Wayne	243,750	86%	94%	100%	80%	196,000	200,000

Long-Term Incentive Compensation

The Archrock Compensation Committee believes that awarding a meaningful portion of our Named Executive Officers’ total compensation in the form of LTI Awards aligns our executives’ interests with equityholders’ interests, emphasizes long-term financial and operational performance and helps to retain key executives. For 2016, the Archrock Compensation Committee made grants of:

•                  Archrock Restricted Stock to encourage retention and incentivize Archrock’s employees to work toward long-term performance goals by aligning their interests with the interests of Archrock’s stockholders;

•                  Archrock Performance Awards encourage long-range planning through performance factors designed to focus key employees on performance improvements and initiatives and reward sustained stockholder value creation; and

•                  Partnership Phantom Units with distribution equivalent rights (“DERs”) emphasize our growth objectives.  DERs are the right to receive cash distributions on the units.

Grants of restricted stock and performance awards during calendar year 2016 were made under the Archrock, Inc. 2013 Stock Incentive Plan (as amended, the “2013 Stock Incentive Plan”), which was approved by Archrock’s stockholders in April 2013. The 2013 Stock Incentive Plan is administered by the Archrock Compensation Committee. Awards of Partnership phantom units were made from the Partnership Plan, which expired in October 2016 and is administered by our compensation committee.

Our compensation committee’s general practice is to grant equity-based awards to our directors and officers once a year in the first quarter, around the time the Archrock Compensation Committee grants equity-based awards to Archrock’s executive officers, although it is anticipated that our equity-based awards will be granted in the second quarter of 2017 conditioned upon unitholder approval of the new Partnership Long-Term Incentive Plan (the “LTIP”). See “Proposal to Approve the Archrock Partners, L.P. 2017 Long-Term Incentive Plan” above for more information regarding the LTIP. The schedule for making annual LTI Awards is generally established several months in advance, and is not set based on knowledge of material nonpublic information or in response to our unit price. This practice results in awards typically being granted on a regular, predictable annual cycle (with certain exceptions, such as upon the hiring of a new employee or following the promotion of an employee). In some instances, our compensation committee may be aware, at the time grants are made, of matters or potential developments that are not ripe for public disclosure at that time but that may result in public announcement of material information at a later date. LTI Awards are granted and valued based on the market closing price of Archrock’s common stock or our common units on the date of approval by the applicable compensation committee.

2016 LTI Awards.  In determining the 2016 LTI Awards for each Named Executive Officer, the Archrock Compensation Committee considered the factors discussed above under “How the Archrock Compensation Committee Determines Executive Compensation,” and also reviewed share utilization with respect to the 2013 Stock Incentive Plan, potential overhang and burn rate under various award scenarios.  Based on challenging market conditions, including an uncertain economic environment within our industry, the annual LTI Awards made by the Archrock Compensation Committee in March 2016 to our Named Executive Officers (excluding Mr. Ingersoll, who was appointed to a new role at the time of the Spin-off) had aggregate grant date values that were 8% to 10% lower than the amounts awarded to our Named Executive Officers in March 2015.  Due to his expanded role following the Spin-off, the value of the 2016 LTI Awards granted to Mr. Ingersoll was increased by approximately 27% over the value of his 2015 awards.

Because Archrock’s stock price experienced significant volatility in 2015 and early 2016, and also due to Archrock’s stock price at the time LTI Awards were made in March 2016, the Archrock Compensation Committee determined that the award of stock options at the then-current stock price would significantly increase the burn rate under its 2013 Stock Incentive Plan.  Therefore, the Archrock Compensation Committee determined not to award stock options in 2016 and instead approved a mix of 2016 LTI Awards for our Named Executive Officers that included Archrock restricted stock and performance units and our phantom units. These awards were made in March 2016, and all of the awards time-vest one-third per year over a three-year period from the date of grant, subject to continued service through the vesting date. In addition, LTI Awards may be subject to accelerated vesting as described below under “Potential Payments upon Termination or Change of Control.”

Restricted Stock.  The Archrock Compensation Committee awarded restricted stock to our Named Executive Officers in 2016.  Under the terms of the 2013 Stock Incentive Plan, dividend equivalent rights are paid on all unvested shares of restricted stock as and when they are paid to Archrock’s common stockholders.

2016 Performance Units.  The performance units awarded to the Named Executive Officers in 2016 (the “2016 Performance Units”) became payable based on achievement of the following performance factors (subject to the time-vest requirements described above):

Performance Factor	Target Achievement (100%)	Performance Achieved	Payout Factor	Weight	Weighted Payout Achieved
Archrock’s Operating Cash Flow ($ in millions)(1): calculated as Archrock’s consolidated EBITDA, as adjusted(2), minus capital expenditures, cash taxes and cash interest, plus non-cash LTI, as adjusted by the decrease or increase in working capital	$172	$244	183%	50%	92%
Archrock’s Operating Horsepower (in millions): Archrock’s operating horsepower at December 31, 2016	3.250	3.115	73%	25%	18%
Archrock’s Consolidated Debt Ratio: Archrock’s consolidated debt divided by Archrock’s consolidated EBITDA, as adjusted(2)	4.30	4.52x	45%	25%	11%
Aggregated Archrock Results: the payout is 0% for aggregate performance achieved below 50%; payout is capped at 150%					121%

(1)         Certain benefits achieved from capital expense reductions and working capital reductions were excluded from the calculation of Operating Cash Flow.

(2)         Archrock’s EBITDA, as adjusted, is calculated as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, restatement charges, restructuring charges, expensed acquisition costs and other items.

The earned 2016 Performance Units are based on a target performance percentage of 100% for achievement of the performance factors listed above, as well as a different scaling for achievement of the performance factors than the scaling under the 2016 Incentive Program, and are payable in cash based on the market closing price of Archrock’s common stock on the applicable vesting date. In addition, the 2016 Performance Units were granted with tandem dividend equivalents, which are accrued during the performance period and are paid if and when the applicable performance measures are achieved and the 2016 Performance Units become earned. See the Grants of Plan-Based Awards Table for 2016 below for more information about the 2016 Performance Units awarded to our Named Executive Officers.

Phantom Units.  The Partnership Plan, which is administered by our compensation committee, provides for the grant of incentive compensation awards based on our common units. The phantom units are granted with tandem DERs, which are paid as and when distributions are paid to our common unit holders.  During 2016, our Named Executive Officers received an award of phantom units with DERs.

Retirement Savings, Health and Welfare Benefits

Our Named Executive Officers participate in Archrock’s company-sponsored benefit programs on generally the same basis as Archrock’s other salaried employees. These benefits are designed to provide retirement income and protection against the financial hardship that can result from illness, disability or death.

Retirement Savings Plan.  The Archrock 401(k) Plan allows certain employees who are U.S. citizens, including our Named Executive Officers, to defer a portion of their eligible salary, up to the Code maximum deferral amount, on a pre-tax basis or on a post-tax (Roth) basis. Participants make contributions to an account maintained by an independent trustee and direct how those contributions are invested.  Archrock matches 100% of a participant’s contribution to a maximum of 1% of his or her annual eligible compensation, plus 50% of the participant’s contribution from 2% to a maximum of 6% of his or her annual eligible compensation, for a total company match of up to 3.5% of annual eligible compensation. Participants vest in Archrock’s matching contributions after two years of employment.

Deferred Compensation Plan.  The Archrock Deferred Compensation Plan (the “Archrock Deferred Compensation Plan”) allows certain key employees who are U.S. citizens, including our Named Executive Officers, to defer receipt of their compensation, including up to 100% of their salaries and bonuses, and be credited with Archrock contributions designed to serve as a make-up for the portion of the employer-matching contribution that cannot be made under the Archrock 401(k) Plan due to Code limits. Participants generally must make elections relating to compensation deferrals and plan distributions in the year preceding that in which the compensation is earned. Contributions to the Archrock Deferred Compensation Plan are self-directed investments in the various funds available under the plan. There are thus no interest calculations or earnings measures other than the performance of the investment funds selected by the participant. Participants direct how their contributions are invested and may change these elections at any time, provided that such changes in elections comply with Section 409A of the Code.

Health and Welfare Benefit Plans.  Archrock maintains a standard complement of health and welfare benefit plans for its employees, including our Named Executive Officers, which provide medical, dental and vision benefits, health savings and flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and life insurance coverage. These benefits are provided to our Named Executive Officers on the same terms and conditions as they are provided to Archrock’s other employees.

Perquisites.  As in prior years, the only perquisite provided to our Named Executive Officers was tax preparation and planning services, a taxable benefit. Archrock policy prohibits tax gross-ups on perquisites.

Executive Employment and 2016 Compensation Letters

Employment Letters.  In connection with the Spin-off, on November 3, 2015, each of Messrs. Childers, Miller, Ingersoll, Rice and Wayne, who served as our and Archrock’s executive officers following the Spin-off, entered into employment letters with Archrock (the “Employment Letters”), which set forth the applicable executive’s title and reporting relationship, base salary, annual target incentive and eligibility for annual equity awards. Under the Employment Letters, each Named Executive Officer is eligible for an annual base salary, annual short-term incentive target and annual equity award value, which annual short-term incentive and annual equity award value are subject to annual review in the discretion of the Archrock Compensation Committee. In addition, each Employment Letter provides that the applicable executive is eligible to participate in all employee benefit plans maintained by Archrock for the benefit of its executives generally. Pursuant to his Employment Letter, Mr. Ingersoll received a cash retention payment of $73,920 in 2016, which was designed to encourage the continued service of Mr. Ingersoll up to and following the date of the Spin-off despite the uncertainty created by the transaction.

2016 Compensation Letters.  In light of market conditions in 2016 and actions taken by Archrock to reduce costs, including reductions to Archrock’s staffing levels, and to improve cash flow, each of our Named Executive Officers entered into compensation letters (the “Compensation Letters”) with Archrock on August 3, 2016, which provide for a 10% reduction in each executive’s annual base salary.  In addition, pursuant to his Compensation Letter, Mr. Childers voluntarily waived his annual short-term incentive award under the 2016 Incentive Program.

Under each executive’s Compensation Letter, if an executive incurs a qualifying termination of employment under his severance benefit agreement with Archrock or his change of control agreement with Archrock, then, for purposes of calculating the applicable executive’s severance payments and benefits under his severance benefit agreement or change of control agreement (as applicable), Archrock will apply the executive’s pre-reduction base salary and, for Mr. Childers, the target short-term incentive opportunity that would have otherwise applied to Mr. Childers with respect to fiscal year 2016.  In addition, each such executive waived his right to resign for “good reason” (as defined in their respective severance benefit and change of control agreements) in connection with the compensation reductions described in the Compensation Letters.

Severance Benefit Agreements and Change of Control Arrangements

Severance Benefit and Change of Control Agreements.  Archrock has entered into severance benefit agreements and change of control agreements with each of our Named Executive Officers.  The Archrock Compensation Committee believes that severance and change of control agreements are necessary to attract and retain executive talent and are, therefore, a customary part of executive compensation. Archrock’s change of control agreements are structured as “double trigger” agreements. In other words, the change of control alone does not trigger benefits; rather, benefits are paid only if the executive incurs a qualifying termination of employment within six months before or 18 months following a change of control. See “Potential Payments upon Termination or Change of Control,” below, for a description of the terms of the change of control agreements and the severance benefit agreements with our Named Executive Officers during 2016, as well as estimates of the potential payouts under those agreements.

Equity Plans.  All outstanding awards granted to employees under the 2013 Stock Incentive Plan and the Partnership Plan are structured as “double trigger” arrangements - that is, the grantee is only entitled to accelerated vesting in connection with a change in control if the grantee incurs a qualifying termination of employment within 18 months following the change in control.  See “Potential Payments upon Termination or Change of Control,” below, for more information about equity vesting under various circumstances.

Other Policies and Considerations

Unit Ownership Requirements.  We do not have any policy or guidelines that require specified ownership of our common units by our directors or executive officers or any unit retention guidelines applicable to equity-based awards granted to directors or executive officers. As of March 2, 2017, our independent directors collectively held 85,734 common units, and our Named Executive Officers collectively held 90,712 common units and 193,270 unvested phantom units with DERs.

Prohibition on Hedging and Pledging.  Archrock’s policy prohibits all employees and directors from entering into any transaction designed to hedge or offset any decrease in the market value of its or our equity securities, including purchasing financial instruments (such as variable forward contracts, equity swaps, collars or exchange funds), or otherwise trading in market options (such as puts or calls), warrants, or other derivative instruments of its or our equity securities.  In addition, our Named Executive Officers and directors may not pledge, hypothecate or otherwise encumber Archrock’s or our equity securities as collateral for indebtedness.

Tax and Accounting Considerations

Section 162(m) of the Code.  As we are a partnership and not a corporation taxable as such for U.S. federal income tax purposes, we are not subject to the executive compensation tax deductible limitations of Section 162(m) of the Code. However, as Archrock has an ownership interest in our equity securities, our compensation committee is mindful of the impact that Section 162(m) may have on compensatory deductions passed through to Archrock.

Section 409A of the Code.  Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and directors to accelerated income tax liabilities, substantial additional taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is Archrock’s intention to design and administer its compensation and benefit plans and arrangements for all of its employees and directors, including our Named Executive Officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

Accounting for Stock-Based and Unit-Based Compensation.  We and Archrock have followed Financial Accounting Standards Board Accounting Standards Codification 718, “Stock Compensation” (“ASC 718”) in accounting for stock-based and unit-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock-based and unit-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their stock-based and unit-based awards in their income statements over the period that an employee is required to render service in exchange for the award.  Archrock expects that it will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to its and our equity incentive award plans and programs. As accounting standards change, Archrock may revise certain programs to appropriately align accounting expenses of its or our equity awards with Archrock’s overall executive compensation philosophy and objectives.

Compensation Committee Report

The Compensation Committee of the Board of Directors of Archrock GP LLC has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the board of directors of Archrock GP LLC that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and in this proxy statement.

Submitted by the Compensation Committee:

G. Stephen Finley, Chair

James G. Crump

Edmund P. Segner, III

COMPENSATION TABLES

Summary Compensation Table for 2016

The following table shows the compensation paid during the years shown to our Named Executive Officers. The numbers presented below are the full amounts received by each Named Executive Officer and have not been adjusted to reflect the amount allocated to us.

Name and Title	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)	Total ($)

D. Bradley Childers, President and Chief Executive Officer	2016	769,231	—	2,999,997	—	753,000	(6)	383,376	4,905,604
	2015	800,000	—	5,300,002	—	500,000		205,409	6,805,411
	2014	765,385	—	2,359,485	907,457	2,000,000		243,543	6,275,870

David S. Miller, Senior Vice President and Chief Financial Officer	2016	317,309	—	499,999	—	210,000		79,004	1,106,312
	2015	330,000	132,027	817,985	—	325,000		44,809	1,649,821

Jason G. Ingersoll, Vice President, Sales and Marketing	2016	288,462	73,920	299,999	—	130,000		40,260	832,641

Robert E. Rice, Senior Vice President and Chief Operating Officer	2016	384,616	—	600,005	—	225,000		104,523	1,314,144
	2015	400,001	396,039	1,453,969	—	181,000		57,257	2,488,266
	2014	386,155	—	464,765	178,748	825,000		57,962	1,912,630

Donald C. Wayne, Senior Vice President and General Counsel	2016	360,577	—	499,999	—	200,000		74,428	1,135,004
	2015	375,001	132,030	817,984	—	350,000		44,822	1,719,837
	2014	369,231	—	544,498	—	500,000		56,390	1,470,119

(1)          Amounts reported in this column reflect base salaries earned on a fiscal year basis.  As discussed above under “Base Salary,” effective August 2016, all of our Named Executive Officers agreed to a voluntary reduction in their base salaries by 10%.

(2)          The amount in this column for 2016 represents a cash retention payment awarded in 2015 in connection with the Spin-off.  The award was made pursuant to Mr. Ingersoll’s Employment Letter and was designed to encourage continued service of Mr. Ingersoll up to and following the date of the Spin-off despite the uncertainty created by the transaction.

(3)          The amounts in this column for 2016 represent the grant date fair value of (a) restricted shares of Archrock’s common stock, (b) Archrock 2016 Performance Units at target level, and (c) our phantom units. The grant date fair values of the 2016 Performance Units at maximum level were as follows: Mr. Childers: $1,125,003; Mr. Miller: $187,496; Mr. Ingersoll: $112,498; Mr. Rice: $225,004; and Mr. Wayne: $187,496. The grant date fair value of these awards was calculated in accordance with ASC 718, Compensation-Stock Compensation (“ASC 718”). For a discussion of valuation assumptions, see Note 17 (“Stock-Based Compensation and Awards”) to the consolidated financial statements in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2016.

(4)          For Messrs. Miller, Ingersoll, Rice and Wayne, the amounts in this column for 2016 represent cash payments under the 2016 Incentive Program, which covered the compensation measurement and performance year ended December 31, 2016, and will be paid during the first quarter of 2017.

(5)          The amounts in this column for 2016 include the following:

Name	401(k) Plan Company Contribution ($)(a)	Deferred Compensation Plan Company Contribution ($)(b)	DERs / Dividends ($)(c)	Other ($)(d)	Total ($)
D. Bradley Childers	9,275	244	367,457	6,400	383,376
David S. Miller	9,275	681	65,317	3,731	79,004
Jason G. Ingersoll	9,275	—	27,026	3,959	40,260
Robert E. Rice	9,275	—	91,693	3,555	104,523
Donald C. Wayne	9,275	744	59,909	4,500	74,428

(a)         The amounts shown represent Archrock’s matching contributions for 2016.

(b)         Our Named Executive Officers could contribute up to 100% of their base pay and bonus to the Archrock Deferred Compensation Plan, and Archrock made certain matching contributions designed to serve as a make-up for the portion of the employer matching contributions that cannot be made under Archrock’s 401(k) plan due to Code limits.

(c)          Represents cash payments pursuant to (i) dividends on unvested restricted shares of Archrock’s common stock awarded under Archrock’s Amended and Restated 2007 Stock Incentive Plan (the “2007 Stock Incentive Plan”) and the 2013 Stock Incentive Plan, (ii) dividend equivalents accrued in 2016 to be paid in March 2017 on unvested 2016 Performance Units awarded under the 2013 Stock Incentive Plan as finally determined by the Archrock Compensation Committee following conclusion of the 2016 performance period, and (iii) DERs on unvested Partnership phantom units awarded under the Partnership Plan.

(d)         Represents taxable reimbursement of tax preparation and financial planning services and, for Messrs. Miller, Ingersoll and Rice, a payment by Archrock of $500 to their health savings account provided to all employees who elected to open such account.

(6)         As discussed above under “Annual Performance-Based Incentive Compensation,” Mr. Childers voluntarily waived his payment under the 2016 Incentive Program, and thus received no payment for the compensation measurement and performance period ended December 31, 2016 under the 2016 Incentive Program.

Grants of Plan-Based Awards for 2016

The following table shows the short- and long-term incentive plan awards granted to the Named Executive Officers in 2016.  The numbers presented below are the full amounts received by each Named Executive Officer and have not been adjusted to reflect the amount allocated to us.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of		All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Stock or Units (#)		Underlying Options (#)	Awards ($/SH)	Awards ($)(3)
D. Bradley Childers	3/4/2016	440,000	880,000	1,760,000	—	123,153	184,729			—	—	750,002
	3/4/2016							246,305	(4)			1,499,997
	3/4/2016							95,633	(5)			749,998

David S. Miller	3/4/2016	115,500	231,000	462,000	—	20,525	30,787			—	—	124,997
	3/4/2016							41,051	(4)			250,001
	3/4/2016							15,944	(5)			125,001

Jason G. Ingersoll	3/4/2016	90,000	180,000	360,000	—	12,315	18,472			—	—	74,998
	3/4/2016							24,631	(4)			150,003
	3/4/2016							9,566	(5)			74,997

Robert E. Rice	3/4/2016	140,000	280,000	560,000	—	24,631	36,946			—	—	150,003
	3/4/2016							49,261	(4)			299,999
	3/4/2016							19,133	(5)			150,003

Donald C. Wayne	3/4/2016	121,875	243,750	487,500	—	20,525	30,787			—	—	124,997
	3/4/2016							41,051	(4)			250,001
	3/4/2016							15,944	(5)			125,001

(1)          The amounts in these columns show the range of potential payouts under the 2016 Incentive Program. The actual payouts under the plan were determined in February 2017 and will be paid in March 2017, as shown in the Summary Compensation Table for 2016, above. As discussed above under “Annual Performance-Based Incentive Compensation,” Mr. Childers voluntarily elected to forfeit his payment under the 2016 Incentive Program and, accordingly, did not receive payment of any short-term incentive for 2016.

(2)          The amounts in these columns show the range of potential payouts of Archrock 2016 Performance Units awarded as part of the 2016 LTI Award. “Target” is 100% of the number of 2016 Performance Units awarded. “Threshold” is the lowest possible payout (0% of the grant), and “Maximum” is the highest possible payout (150% of the grant). See “Long-Term Incentive Compensation - 2016 Performance Units” for a description of the 2016 Performance Units.

(3)          The grant date fair value of Archrock performance units, Archrock restricted stock, and our phantom units is calculated in accordance with ASC 718. For a discussion of valuation assumptions, see Note 17 (“Stock-Based Compensation and Awards”) to the consolidated financial statements in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2016.

(4)          Shares of Archrock restricted stock awarded under the 2013 Stock Incentive Plan that vest one-third per year over a three-year period, subject to continued service through each vesting date.

(5)          Phantom units awarded under the Partnership Plan that vest one-third per year over a three-year period, subject to continued service through each vesting date.

Outstanding Equity Awards at Fiscal Year-End for 2016

The following table shows our Named Executive Officers’ equity awards and equity-based awards denominated in Archrock’s common stock and our common units outstanding at December 31, 2016. The numbers presented below are the full amounts received by each Named Executive Officer and have not been adjusted to reflect the amount allocated to us.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)
D. Bradley Childers	13,360			46.03	6/12/2017
	32,335			13.92	2/28/2017
	33,772			13.96	3/4/2018
	219,258			6.25	12/12/2018					5,075	(4)	66,990	(3)
	90,404			15.32	3/4/2020	375,231	(2)	4,953,049	(3)	22,536	(6)	297,475	(3)
	41,556	22,335	(1)	25.18	3/4/2021	122,371	(5)	1,962,831	(8)	149,039	(7)	1,967,315	(3)

David S. Miller	11,498			13.81	8/12/2017	67,291	(2)	888,241	(3)	846	(4)	11,167	(3)
	13,162			13.96	3/4/2018	20,395	(5)	327,136	(8)	3,756	(6)	49,579	(3)
										24,839	(7)	327,879	(3)

Jason G. Ingersoll						32,572	(2)	429,950	(3)	361	(4)	4,765	(3)
						9,566	(5)	153,439	(8)	1,604	(6)	21,173	(3)
										14,903	(7)	196,720	(3)

Robert E. Rice	3,996			13.96	3/4/2018
	29,855			8.79	3/4/2019					1,000	(4)	13,200	(3)
	18,734			15.32	3/4/2020	95,929	(2)	1,266,263	(3)	4,438	(6)	58,582	(3)
	8,185	5,650	(1)	25.18	3/4/2021	24,393	(5)	391,264	(8)	29,808	(7)	393,471	(3)

Donald C. Wayne	7,356			46.03	6/12/2017	69,826	(2)	921,703	(3)	846	(4)	11,167	(3)
						16,545	(5)	265,382	(8)	3,756	(6)	49,579	(3)
										24,839	(7)	327,879	(3)

(1)          Archrock stock options awarded under the 2013 Stock Incentive Plan that vest at the rate of one-third per year beginning on March 4, 2015, subject to continued service through each vesting date, with a term of seven years following the grant date.

(2)          Includes the following awarded under the 2013 Stock Incentive Plan:  (a) shares of Archrock restricted stock that vest at the rate of one-third per year beginning on the initial vesting date shown below and (b) Archrock retention restricted stock awards granted in connection with the Spin-off, which were intended to incentivize such executives to remain in employment with Archrock up to and following the Spin-off, as follows:

•                   Mr. Childers’ retention restricted stock award was 33% vested on the date of grant, vested 33% on November 3, 2016, and will vest 34% on November 3, 2017

•                   Messrs. Rice, Miller and Wayne’s retention restricted stock awards vested 50% on November 3, 2016 and will vest 50% on November 3, 2017.

Archrock restricted stock awards are subject to the applicable individual’s continued service through each vesting date.

Name	Unvested Shares	Initial Vesting Date
D. Bradley Childers	7,346	3/4/2015
	67,610	3/4/2016
	53,970	11/4/2015
	246,305	3/4/2017
David S. Miller	2,449	3/4/2015
	1,888	9/22/2015
	11,268	3/4/2016
	10,635	11/3/2016
	41,051	3/4/2017
Jason G. Ingersoll	1,522	3/4/2015
	6,419	3/4/2016
	24,631	3/4/2017
Robert E. Rice	1,447	3/4/2015
	13,316	3/4/2016
	31,905	11/3/2016
	49,261	3/4/2017
Donald C. Wayne	3,116	3/4/2015
	15,024	3/4/2016
	10,635	11/3/2016
	41,051	3/4/2017

(3)          Based on the market closing price of Archrock’s common stock on December 31, 2016: $13.20.

(4)          Archrock performance units awarded under the 2013 Stock Incentive Plan that vest at the rate of one-third per year beginning on March 4, 2015, subject to continued service through each vesting date. Amounts shown are the actual number of units earned, as determined by the Archrock Compensation Committee following the conclusion of the applicable performance period.

(5)          Phantom units awarded under the Partnership Plan that vest at the rate of one-third per year beginning on the initial vesting date shown below, subject to continued service through each vesting date.

Name	Unvested Units	Initial Vesting Date
D. Bradley Childers	9,016	3/4/2015
	17,692	3/4/2016
	95,663	3/4/2017
David S. Miller	1,503	3/4/2015
	2,948	3/4/2016
	15,944	3/4/2017
Jason G. Ingersoll	9,566	3/4/2017
Robert E. Rice	1,776	3/4/2015
	3,484	3/4/2016
	19,133	3/4/2017
Donald C. Wayne	601	3/4/2015
	15,944	3/4/2017

(6)          Archrock performance units awarded under the 2013 Stock Incentive Plan that vest at the rate of one-third per year beginning on March 4, 2016, subject to continued service through each vesting date. Amounts shown are the actual number of units earned, as determined by the Archrock Compensation Committee following the conclusion of the applicable performance period.

(7)          Archrock performance units awarded under the 2013 Stock Incentive Plan that vest at the rate of one-third per year beginning on March 4, 2017, subject to continued service through each vesting date. Amounts shown are the actual number of units earned, as determined by the Archrock Compensation Committee following the conclusion of the applicable performance period.

(8)          Based on the market closing price of our common units on December 31, 2016: $16.04.

Option Exercises and Stock Vested for 2016

The following table shows the value realized by the Named Executive Officers upon stock option exercises and stock award vesting of equity awards covering Archrock’s common stock and our common units during 2016.  The value realized upon vesting represents the total value to each Named Executive Officer and does not represent the amount allocated to us.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares and Units Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
D. Bradley Childers	—	—	158,529	1,271,685
David S. Miller	—	—	32,015	266,492
Jason G. Ingersoll	—	—	9,208	56,077
Robert E. Rice	—	—	52,587	486,437
Donald C. Wayne	—	—	34,334	263,586

(1)         Includes Archrock’s restricted stock and our phantom units that vested during 2016.

(2)         The value realized for vested awards was determined by multiplying the fair market value of Archrock restricted stock (market closing price of Archrock’s common stock on the vesting date) or our phantom units (market closing price of our common units on the vesting date) by the number of shares or units that vested. Shares and units vested on various dates throughout the year; therefore, the value listed represents the aggregate value of all shares and units that vested for each Named Executive Officer in 2016.

Nonqualified Deferred Compensation for 2016

The following table shows the Named Executive Officers’ compensation for 2016 under the Archrock nonqualified deferred compensation plan.

	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
D. Bradley Childers	—	244	13,709	—	253,552
David S. Miller	—	681	158	—	10,371
Jason G. Ingersoll	—	—	540	—	21,787
Robert E. Rice	—	—	258	—	16,529
Donald C. Wayne	—	744	2,454	—	64,654

(1)         The amounts in this column represent Company contributions to each of Messrs. Childers, Ingersoll, Miller, Rice and Wayne’s Archrock Deferred Compensation Plan account earned in 2016 but paid in the first quarter of 2017. These amounts are included in “All Other Compensation” in the Summary Compensation Table for 2016, above, but are not included in “Aggregate Balance at Last Fiscal Year End.”

Under the Archrock Deferred Compensation Plan, eligible employees are permitted to defer receipt of up to 100% of their base salary, annual bonus and, if designated by the plan administrator, regular commissions. Archrock also makes certain employer matching contributions designed to serve as a make-up for the portion of the employer matching contributions that cannot be made under Archrock’s 401(k) plan due to Code limits. The amounts deferred under each participant’s Archrock Deferred Compensation Plan account are deemed to be invested in investment alternatives chosen by the participant from a range of choices established by the plan administrator. The balances of participant accounts are adjusted to reflect the gains or losses that would have been obtained if the participant contributions had actually been invested in the applicable investment alternatives.

Participants may elect to defer the distribution of their account balances until the occurrence of a specified future date or event, including: (i) a future date while the participant is employed by Archrock, as specified by the participant, (ii) the participant’s separation from service (within the meaning of Section 409A of the Code), including due to death, or (iii) the participant’s disability. Participants may also elect whether to receive distributions of their account balances in a single lump-sum amount or in annual installments to be paid over a period of two to ten years.

Payment of a participant’s account will be made or commence, as applicable, as follows:

•                  for lump sum payments, on the earlier of: (x) in the case of a specified in-service date, January 1 of such year and (y) in the case of a separation from service or disability, the date of the participant’s separation of service or, if earlier, disability and

•                  for installment payments, the earlier of: (x) in the case of a specified in-service date, January 1 of such year and (y) in the case of a separation from service or disability, January 1 of the calendar year immediately following the date of the participant’s separation of service or, if earlier, disability.

The Archrock Deferred Compensation Plan is administered by the Archrock Compensation Committee. The Deferred Compensation Plan is an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Archrock has also established a “rabbi trust” to satisfy its obligations under the Archrock Deferred Compensation Plan.

Potential Payments upon Termination or Change of Control

Severance Benefit Agreements.  Archrock has entered into severance benefit agreements with each of our Named Executive Officers. Each such agreement provides that if the executive’s employment is terminated by Archrock without cause or by the executive with good reason at any time through the term of the agreement (one year, to be automatically renewed for successive one-year periods until notice of non-renewal is given by either party), he will receive a lump sum payment in cash on the 35th day after the termination date equal to the sum of:

•                  his annual base salary then in effect;

•                  his target annual incentive bonus opportunity for the termination year; and

•                  a pro-rated portion of his target annual incentive bonus opportunity for the termination year based on the length of time during which he was employed during such year; and

•                  any earned but unpaid annual incentive award for the fiscal year ending prior to the termination date.

In addition, the executive would be entitled to:

•                  the accelerated vesting as of the termination date of that portion of his outstanding unvested (i) Archrock equity, equity-based or cash awards, (ii) Partnership phantom units (subject to the consent of our compensation committee) and (iii) equity, equity-based or cash awards denominated in shares of Exterran Corporation’s common stock (subject to the consent of the Exterran Corporation compensation committee), in each case, that was scheduled to vest within 12 months following the termination date; and

•                  continued coverage under Archrock’s medical benefit plans for him and his eligible dependents for up to one year following the termination date.

Each executive’s entitlement to the payments and benefits under his severance benefit agreement is subject to his execution of a waiver and release for Archrock’s benefit. In addition, each executive is subject to non-disparagement restrictions following termination.

Change of Control Agreements.  Archrock has entered into change of control agreements with each of our Named Executive Officers. Each such agreement provides that if the executive’s employment is terminated by Archrock other than for cause, death or disability, or by the executive for good reason (in each case, a “Qualifying Termination”), within six months before or 18 months following a change of control (as defined in the change of control agreements), he would receive a cash payment within 60 days after the termination date equal to:

two times (three times in the case of Mr. Childers) his current annual base salary plus two times (three times in the case of Mr. Childers) his target annual incentive bonus opportunity for that year;

•                  a pro-rated portion of the target annual incentive bonus opportunity for the termination year based on the length of time during which the executive was employed during such year;

•                  any earned but unpaid annual incentive award for the fiscal year ending prior to the termination date; and

•                  two times the total of Archrock contributions that would have been credited to him under the Archrock 401(k) Plan and any other deferred compensation plan had he made the required amount of elective deferrals or contributions during the 12 months immediately preceding the termination month.

In addition, the executive would be entitled to:

•                  any amount previously deferred, or earned but not paid, by him under the incentive and nonqualified deferred compensation plans or programs as of the termination date;

•                  continued coverage under Archrock’s medical benefit plans for him and his eligible dependents for up to two years following the termination date;

•                  the accelerated vesting of all his Archrock unvested stock options, restricted stock, restricted stock units or other stock-based awards, all Partnership common units, unit appreciation rights, unit awards or other unit-based awards and all cash-based incentive awards and all Exterran Corporation equity, equity-based or cash awards.

The change of control agreements do not provide for tax gross-ups.  Instead, the agreements include a Section 280G “best pay” provision pursuant to which in the event any payments or benefits received by the executive would be subject to an excise tax under Section 4999 of the Code, the executive will receive either the full amount of his payments or a reduced amount such that no portion of the payments is subject to the excise tax (whichever results in the greater after-tax benefit to the executive).

Each executive’s entitlement to the payments and benefits under his change of control agreement is also subject to his execution of a waiver and release for Archrock’s benefit. In addition, in the event an executive receives payments from Archrock under his change of control agreement, such executive will be subject to confidentiality, non-disclosure, non-solicitation and non-competition restrictions for two years following a termination of his employment.

Vesting of Equity-Based Incentives

Upon a Change of Control.  The award agreements for all outstanding equity awards provide that no portion of the award shall be subject to accelerated vesting solely upon a change of control. Instead, such awards will be subject to accelerated vesting only if a Qualifying Termination occurs within eighteen months following a change of control.

Upon a Termination Due to Death or Disability.  The award agreements for all outstanding equity awards provide that, upon a termination due to death or disability, the award will accelerate in full.  Archrock performance units will accelerate in full based on (i) the achievement of the applicable performance goals if such goals have been determined as of the date of termination or (ii) achievement at the target performance level if the applicable performance goals have not been determined as of the date of termination.

Potential Payments.  The following tables show the potential payments to the Named Executive Officers upon a theoretical termination of employment or change of control (as applicable) occurring on December 31, 2016. The amounts shown assume an Archrock common stock value of $13.20 per share, a common stock value of $23.90 per share of Exterran Corporation’s common stock and a Partnership common unit value of $16.04 per unit (the December 31, 2016 market closing prices, respectively). The actual amount paid out to an executive upon an actual termination or change of control can only be determined at the time of such event.

Potential Payments upon Termination or Change of Control

Name	Termination Due to Death or Disability ($)(1)	Termination Without Cause or Resignation with Good Reason ($)(2)		Change of Control Without a Qualifying Termination ($)	Change of Control with a Qualifying Termination ($)
D. Bradley Childers
Cash Severance	—	2,560,000	(3)	—	5,920,000	(4)
Stock Options(5)	—	—		—	—
Restricted Stock(6)	5,040,834	2,427,124		—	5,040,834
Phantom Units(7)	1,164,841	411,929		—	1,164,841
Performance Awards(8)	2,050,743	818,259		—	2,050,743
Other Benefits(9)	—	15,649		—	120,145
Total Pre-Tax Benefit	8,256,418	6,232,961		—	14,296,563
David S. Miller
Cash Severance	—	792,002	(3)	—	1,353,003	(4)
Stock Options(5)	—	—		—	—
Restricted Stock(6)	940,056	504,439		—	940,056
Phantom Units(7)	194,132	68,651		—	194,132
Performance Awards(8)	341,786	136,377		—	341,786
Other Benefits(9)	—	13,591		—	72,143
Total Pre-Tax Benefit	1,475,975	1,515,059		—	2,901,121
Jason G. Ingersoll
Cash Severance	—	660,000	(3)	—	1,140,000	(4)
Stock Options(5)	—	—		—	—
Restricted Stock(6)	448,138	189,020		—	448,138
Phantom Units(7)	102,287	34,096		—	102,287
Performance Awards(8)	192,822	73,864		—	192,822
Other Benefits(9)	—	15,355		—	56,725
Total Pre-Tax Benefit	743,247	972,334		—	1,939,972
Robert E. Rice
Cash Severance	—	960,002	(3)	—	1,640,004	(4)
Stock Options(5)	—	—		—	—
Restricted Stock(6)	1,283,566	762,184		—	1,283,566
Phantom Units(7)	232,532	82,168		—	232,532
Performance Awards(8)	408,861	162,817		—	408,861
Other Benefits(9)	—	7,638		—	54,980
Total Pre-Tax Benefit	1,924,959	1,974,809		—	3,619,943
Donald C. Wayne
Cash Severance	—	862,500	(3)	—	1,481,250	(4)
Stock Options(5)	—	—		—	—
Restricted Stock(6)	958,939	498,532		—	958,939
Phantom Units(7)	170,489	56,830		—	170,489
Performance Awards(8)	341,786	136,377		—	341,786
Other Benefits(9)	—	15,649		—	81,039
Total Pre-Tax Benefit	1,471,215	1,569,888		—	3,033,503

(1)         “Disability” is defined in the Partnership’s form of award agreement for phantom units and in the 2007 Stock Incentive Plan and the 2013 Stock Incentive Plan for all Archrock equity awards.

(2)         “Cause” and “Good Reason” are defined in the severance benefit agreements.

(3)         If the executive had been terminated without Cause or resigned with Good Reason on December 31, 2016, under his severance benefit agreement, his cash severance would consist of (i) the sum of his base salary and his target annual incentive bonus (calculated as a percentage of his annual base salary for 2016), plus (ii) his target annual incentive bonus (calculated as a percentage of his annual base salary for 2016).

(4)         If the executive had been subject to a Change of Control followed by a Qualifying Termination (as defined in his change of control agreement) on December 31, 2016, under his change of control agreement his cash severance would consist of

(i) two times (three times for Mr. Childers) the sum of his base salary and his target annual incentive bonus (calculated as a percentage of his annual base salary for 2016), plus (ii) his target annual incentive bonus (calculated as a percentage of his annual base salary for 2016).

(5)         The amounts in this row represent the value of the accelerated vesting of the executive’s unvested, in-the-money options to purchase Archrock’s and Exterran Corporation’s common stock, based on the respective December 31, 2016 market closing prices of Archrock’s and Exterran Corporation’s common stock.

(6)         The amounts in this row represent the value of the accelerated vesting of the executive’s unvested restricted stock of Archrock and Exterran Corporation, based on the respective December 31, 2016 market closing prices of Archrock’s and Exterran Corporation’s common stock.

(7)         The amounts in this row represent the value of the accelerated vesting of the executive’s unvested Partnership phantom units, based on the December 31, 2016 market closing price of our common units.

(8)         The amounts in this row represent the value of the accelerated vesting of the executive’s unvested performance awards of Archrock and Exterran Corporation, based on the respective December 31, 2016 market closing price of Archrock’s and Exterran Corporation’s common stock.

(9)         The amounts in this row represent each Named Executive Officer’s right to the payment, as applicable, of (i) medical benefit premiums for a one-year period in the event of a termination without Cause or voluntary resignation for Good Reason, or (ii) medical benefit premiums for a two-year period and two times Archrock’s contributions for the preceding 12 months under the Archrock 401(k) Plan and the Archrock Deferred Compensation Plan in the event of a change of control followed by a Qualifying Termination.

Director Compensation

Retainers and Fees

Only the independent members of our board of directors receive compensation for their service as directors. Messrs. Childers, Miller, Rice and Wayne, who also are our executive officers, served on the board of directors during 2016 but received no compensation for such service. As reflected in the table below, during 2016, each non-employee director received an annual cash retainer, as well as a payment for each meeting attended. The chairs of the audit committee, compensation committee and conflicts committee each received an additional retainer for their services. All retainers are paid in arrears in equal quarterly installments.

	Annual Amount (except with respect	Applicability
Description of Remuneration	to meeting fees ($))	Mr. Crump	Mr. Finley	Mr. Segner
Base Retainer,	45,000	√	√	√
Other Retainers:
Audit Committee Chairman	10,000	√
Conflicts Committee Chairman	5,000	√
Compensation Committee Chairman	5,000		√
Attendance Fee (per in-person meeting attended and per telephonic meeting attended)	1,500	√	√	√

In addition, each director is reimbursed for his reasonable out-of-pocket expenses in connection with attending meetings of the board of directors or committees. Each director will be fully indemnified by us for actions associated with serving as a director to the fullest extent permitted under Delaware law.

Equity-Based Compensation

As part of their annual compensation, non-employee directors are granted equity awards. Our compensation committee’s general practice is to grant annual equity awards to our directors in the first quarter of each year, consistent with the timing of our grants to the Named Executive Officers. Accordingly, on March 4, 2016, the Compensation Committee approved an annual grant of 9,567 shares of fully vested common units to each non-employee director valued at approximately $75,000 (based on the market closing price of our common units on March 4, 2016).

Total Compensation

The following table shows the total compensation paid to each non-employee director for service during 2016.

Name	Fees Earned in Cash ($)	Common Unit Awards ($)	Total ($)
James G. Crump	103,500	75,005	178,505
G. Stephen Finley	93,500	75,005	168,505
Edmund P. Segner, III	88,500	75,005	163,505

Risk Assessment Related to Archrock’s Compensation Structure

        As disclosed above under “Overview,” as is commonly the case for many publicly traded limited partnerships, we have no employees. Under the terms of our partnership agreement, we are ultimately managed by Archrock GP LLC, the general partner of Archrock General Partner, L.P., our general partner. In addition, as disclosed above under “Our Compensation Committee’s Structure and Responsibilities,” the compensation structure for our executive officers is generally established by the Archrock Compensation Committee, which performed a risk assessment and believes that its compensation programs do not create risks that are reasonably likely to have a material adverse effect on Archrock. For example, the Archrock Compensation Committee and management set performance goals in light of past performance, future expectations and market conditions, which they believe do not encourage the taking of unreasonable risks. The Archrock Compensation Committee believes its practice of considering non-financial and other qualitative factors in determining compensation awards discourages excessive risk-taking and encourages good judgment. In addition, Archrock believes employee compensation is allocated between cash and equity-based awards, between fixed and variable awards, and between short-term and long-term focused compensation in a manner that encourages decision-making that balances short-term goals with long-term goals and thereby reduces the likelihood of excessive risk taking. Finally, the Archrock Compensation Committee has established multiple performance indicators in its short-term incentive program that balance various Archrock objectives, short-term incentive awards with maximum payout levels and long-term incentive awards with three-year vesting periods, which Archrock believes further balances short- and long-term objectives and encourages employee behavior designed to achieve sustained profitability and growth.

Our compensation committee conducted a similar assessment, with input from our executive management, and determined, based on the same considerations discussed above in relation to Archrock’s risk assessment, that Archrock’s and our compensation policies do not create risks that are reasonably likely to have a material adverse effect on us.

Compensation Committee Interlocks and Insider Participation

Messrs. Finley, Crump and Segner served on our compensation committee during 2016. There are no matters relating to interlocks or insider participation that we are required to report.

PROPOSAL TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

We may ask our common unitholders to vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the adjournment to adopt the LTIP, which we refer to as the Adjournment Proposal. We currently do not intend to propose adjournment at the special meeting if there are sufficient votes to adopt the LTIP. If our common unitholders approve the Adjournment Proposal, we may adjourn the special meeting and use the additional time to solicit additional proxies, including proxies from our common unitholders who have previously voted against adoption of the LTIP.

Vote Required

The approval of a majority of the votes cast of the outstanding common units represented either in person or by proxy at the special meeting is required to approve the Adjournment Proposal. Accordingly, abstentions will have no impact on the outcome of the Adjournment Proposal. A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” approval of the Adjournment Proposal. Common unitholders who hold their shares in “street name” and do not give instructions to their brokerage firm or other nominee will not be considered present at the special meeting, but the failure to provide instructions will have no effect on the outcome of the Adjournment Proposal.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

THE SPECIAL MEETING

Time and Place

The special meeting will be held on April 26, 2017, beginning at 9:00 a.m. Central Time, at 16666 Northchase Drive, Houston, Texas 77060.

Purpose

At the special meeting, our common unitholders will act upon the following proposals:

•                  a proposal to approve the LTIP, which, among other things, provides for a number of common units reserved and available for delivery with respect to awards under the LTIP so that, as of the effective date of the LTIP, the total number of common units to be reserved and available for delivery with respect to awards under the LTIP will be 2,000,000 common units; and

•                  a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the LTIP Proposal.

Record Date

Our general partner has fixed the close of business on March 2, 2017 as the record date for the determination of holders of common units entitled to notice of, and to vote at, the special meeting or any postponements or adjournments thereof. A complete list of such common unitholders will be available for inspection in our offices at 16666 Northchase Drive, Houston, Texas 77060, during normal business hours upon written demand by any holder of our common units.

Holders Entitled to Vote

All unitholders who owned our common units at the close of business on the record date, March 2, 2017, are entitled to receive notice of the special meeting and to vote the common units that they held on the record date at the special meeting, or any postponements or adjournments of the special meeting.

Each unitholder is entitled to one vote for each common unit owned on all matters to be considered. On March 2, 2017, there were 65,519,860 common units issued and outstanding.

Quorum

If more than 50% of our outstanding common units on the record date are present in person or by proxy at the special meeting, that will constitute a quorum and will permit us to conduct the proposed business at the special meeting. Your common units will be counted as present at the special meeting if you:

•                  are present and vote in person at the meeting; or

•                  have submitted a properly executed proxy.

Proxies received but marked as abstentions will be counted as common units that are present and entitled to vote for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding common units in “street name” indicating that the broker does not have discretionary authority as to certain common units to vote on the proposals (a “broker non-vote”), such common units will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered entitled to vote.

Vote Required

The LTIP Proposal requires the approval of a majority of the votes cast by our common unitholders, provided that the total votes cast on the LTIP Proposal represent more than 50% of all common units entitled to vote. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions in respect of the LTIP Proposal, which is referred to as the “votes cast,” must be greater than 50% of the total number of our outstanding common units. Once the votes cast requirement is satisfied, the number of votes cast “for” the LTIP Proposal must represent a majority of the votes cast in respect of the LTIP Proposal in order to be approved. Thus, broker non-votes can make it difficult to satisfy the votes cast requirement, and abstentions have the effect of a vote against the LTIP Proposal.

The proxy provides common unitholders the opportunity to vote on the LTIP Proposal. However, the LTIP will not be effective unless approved by the common unitholders.

Approval of the Adjournment Proposal requires the approval of a majority of the votes cast of the outstanding common units represented either in person or by proxy at the special meeting.

A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal.

Revocation of Proxies

If you are a unitholder of record, you may change your vote at any time before the voting polls close at the special meeting by:

•                  submitting a proxy with new voting instructions using the Internet or telephone voting system at any time prior to 11:59 p.m. Central Time on April 25, 2017;

•                  delivering a later-dated, executed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717;

•                  delivering a written notice of revocation of your proxy to Secretary, Archrock GP LLC, 16666 Northchase Drive, Houston, Texas 77060; or

•                  attending the special meeting and voting in person. Please note that attendance at the special meeting will not by itself revoke a previously granted proxy.

If you are a beneficial owner of common units held in street name and you have instructed your broker or other nominee to vote your common units, you must follow the procedure your broker or nominee provides to change those instructions. You may also vote in person at the special meeting if you obtain a “legal” proxy from your broker or other nominee.

Solicitation

The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by employees of our general partner, without additional remuneration, by mail, phone, fax or in person. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our common units as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your common units electronically, via the Internet or by telephone, or by signing and returning the enclosed proxy card will help to avoid additional expense.

Adjournment

We may adjourn the special meeting to another date and/or place for any proper purpose, including, without limitation, for the purpose of soliciting additional proxies if there are not sufficient votes cast in favor of the LTIP Proposal. In addition, our partnership agreement provides that, in the absence of a quorum, the special meeting may be adjourned from time to time by the affirmative vote of a majority of the outstanding common units represented either in person or by proxy.

No Common Unitholder Proposals

Your common units do not entitle you to make proposals at the special meeting. Under our partnership agreement, only our general partner can make a proposal at this meeting. Our partnership agreement establishes a procedure for calling meetings whereby limited partners owning 20% or more of the outstanding common units of the class for which a meeting is proposed may call a meeting. In any case, limited partners are not allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of the business and affairs of the partnership. Doing so would jeopardize the limited partners’ limited liability under the Delaware Revised Uniform Limited Partnership Act (“Delaware Act”) or the law of any other state in which we are qualified to do business.

Dissenters’ Rights

We were formed as a limited partnership under the laws of the State of Delaware, including the Delaware Act. Under those laws, dissenters’ rights are not available to our common unitholders with respect to the LTIP Proposal.

HOUSEHOLDING MATTERS

Common unitholders who share a single address will receive only one proxy statement at that address unless we have received instructions to the contrary from any common unitholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a common unitholder of record residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (as applicable), he or she may contact us at (218) 836-8000, attention Investor Relations, or write to Investor Relations, Archrock Partners, L.P., 16666 Northchase Drive, Houston, Texas 77060. We will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a common unitholder of record receiving multiple copies of our proxy statement, you can request householding by contacting us in the same manner. If you own your common units through a bank, broker or other common unitholder of record, you can request additional copies of this proxy statement or request householding by contacting the common unitholder of record.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are required to file annual, quarterly and current reports and other information with the SEC. You may read and copy any documents filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov. We also make available free of charge on our website at www.archrock.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE UNITHOLDERS MEETING
TO BE HELD ON APRIL 26, 2017

The Notice of Special Meeting of Common Unitholders, the Proxy Statement for the Special Meeting of Common Unitholders and our Annual Report on Form 10-K for the year ended December 31, 2016 are available at www.archrock.com.

Exhibit A

ARCHROCK PARTNERS, L.P.
2017 LONG-TERM INCENTIVE PLAN

Section 1.                 Purpose of the Plan.  The Archrock Partners, L.P. 2017 Long-Term Incentive Plan (the “Plan”) has been adopted by Archrock GP, LLC, a Delaware limited liability company (the “Company”) acting in its capacity as the general partner of Archrock General Partner, L.P., a Delaware limited partnership (the “General Partner”), the general partner of Archrock Partners, L.P., a Delaware limited partnership (the “Partnership”).  The Plan is intended to promote the interests of the Partnership, the Company and their respective Affiliates by providing to Employees, Consultants and Directors incentive compensation awards that are denominated in or based on Units (as hereinafter defined).  The Plan is also intended to enhance the ability of the Company, the Partnership and their respective Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage such individuals to devote their best efforts to advancing the business of the Partnership and its Affiliates.

Section 2.                  Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

(a)         “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(b)         “ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation — Stock Compensation, or any successor accounting standard.

(c)          “Archrock” means Archrock, Inc., a Delaware corporation.

(d)         “Award” means an Option, Restricted Unit, Phantom Unit, DER, Unit Appreciation Right, Other Unit-Based Award, Cash Award or Performance Award granted under the Plan.

(e)          “Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

(f)           “Board” means the board of directors of the Company.

(g)          “Bonus Unit” means an Award granted pursuant to Section 6(d).

(h)         “Cash Award” means an Award denominated in cash granted pursuant to Section 6(e).

(i)             “Change of Control” means, and shall be deemed to have occurred upon, one or more of the following events:

(i)                             Any “person or “group”, within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than an Affiliate of the Partnership or the Company, becomes the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of forty percent (40%) or more of the voting power of the outstanding equity interests of Archrock or the Partnership;

(ii)                          The limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership;

(iii)                       The sale or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than an Affiliate;

(iv)                      A transaction resulting in a Person other than the Company, Archrock or one of their Affiliates being the general partner of the Partnership;

(v)                         A transaction resulting in the general partner of the Partnership ceasing to be an Affiliate of Archrock; or

(vi)                      a “Corporate Change” as defined in Archrock’s 2013 Stock Incentive Plan, as it may be amended, supplemented, restated or succeeded.

Notwithstanding the foregoing, if a Change of Control constitutes a payment event with respect to an Award subject to Section 409A, a “Change of Control” shall not occur unless the transaction or event described above also constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), as applied to non-corporate entities and as relates to the holder of such Award, to the extent required to comply with Section 409A.

(j)            “Code” means the Internal Revenue Code of 1986, as amended.

(k)         “Committee” means the Board or such committee of, and appointed by, the Board to administer the Plan; provided, however, that in the absence of the Board’s appointment of another committee to administer the Plan, the Compensation Committee of the Board shall serve as the Committee.

(l)             “Consultant” means an individual, other than a Director or Employee, who renders bona fide consulting or advisory services to the Company, Archrock, the Partnership or any of their respective Affiliates who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of securities on a Form S-8 Registration Statement.

(m)     “DER” means a distribution equivalent right representing a contingent right to receive an amount in cash, Units, Restricted Units and/or Phantom Units, as determined by the Committee in its sole discretion, equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

(n)         “Director” means a member of the Board who is not an Employee.

(o)         “Effective Date” means the date on which the Plan is approved by the Partnership’s unitholders.

(p)         “Employee” means an employee of the Company, Archrock, the Partnership or any of their respective Affiliates.

(q)         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)            “Fair Market Value” means, as of any given date, (i) if the Units are traded on a national securities exchange on such date, the closing sales price of a Unit on such date during normal trading hours (or, if there are no reported sales on such date, on the last date prior to such date on which there were reported sales) on the principal securities exchange on which the Units are then traded or on an inter-dealer quotation system, in any case, as reported in such source as the Committee shall select or (ii) if there is no regular public trading market for the Units at the time a determination of fair market value is required to be made hereunder, the amount determined in good faith by the Committee to be the fair market value of a Unit as of such date.

(s)           “Option” means an option to purchase Units granted pursuant to Section 6(a).

(t)            “Other Unit-Based Award” means an Award granted pursuant to Section 6(e).

(u)         “Participant” means an Employee, Consultant or Director granted an Award under the Plan.

(v)         “Performance Award” means an Award based upon performance criteria specified by the Committee as described in Section 6(f).

(w)       “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

(x)         “Phantom Unit” means a notional interest granted pursuant to Section 6(b) that, to the extent vested, entitles the Participant to receive a Unit (or such greater or lesser number of Units as may be provided pursuant to the applicable Award Agreement), an amount of cash equal to the Fair Market Value of a Unit (or such greater or lesser number of Units as may be provided pursuant to the applicable Award Agreement) or a combination thereof, as determined by the Committee in its discretion and as provided in the applicable Award Agreement.

(y)         “Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3.

(z)          “Restricted Period” means the period established by the Committee with respect to an Award or Unit during which the Award or Unit remains subject to restrictions established by the Committee, including a period during which an Award or Unit is subject to forfeiture or restrictions on transfer, or is not yet exercisable by or payable to the Participant, as the case may be.  As the context requires, the word “vest” and its derivatives refers to the lapse of some or all, as the case may be, of the restrictions imposed on an Award or Unit during such Restricted Period.

(aa)  “Restricted Unit” means a Unit granted pursuant to Section 6(b) that is subject to a Restricted Period.

(bb)  “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

(cc)    “SEC” means the Securities and Exchange Commission, or any successor thereto.

(dd)  “Section 409A” means section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including any such regulations or guidance that may be amended or issued after the Effective Date.

(ee)    “UDR” means a distribution made by the Partnership with respect to a Restricted Unit.

(ff)      “Unit” means a common unit of the Partnership.

(gg)    “Unit Appreciation Right” or “UAR” means an Award that, upon exercise, entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date of the UAR over the exercise price established for such UAR.  Such excess may be paid in cash and/or in Units as determined by the Committee in its discretion and as provided in the applicable Award Agreement.

Section 3.                  Administration.

(a)         Authority of the Committee.  The Plan shall be administered by the Committee, subject to Section 3(b); provided, however, that in the event that the Board is not also serving as the Committee, the Board, in its sole discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The governance of the Committee shall be subject to the charter, if any, of the Committee as approved by the Board. Subject to the following and applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the “Committee”, other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, the Chief

Executive Officer, a person who is then an officer subject to Rule 16b-3 or a member of the Board or, if such Award is intended to qualify as performance-based compensation under section 162(m) of the Code, a person who is a “covered employee” within the meaning of section 162(m) of the Code.

(b)         Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, which terms may include any provision regarding the acceleration of vesting or waiver of forfeiture restrictions or any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) prescribe the form of each Award Agreement, which need not be identical for each Participant; (vii) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;  and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.  The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award or in any Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any of their respective Affiliates, any Participant, and any beneficiary of any Award.

(c)          Authority of a Subcommittee of the Committee.  If the Board is not functioning as the Committee, then at any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Partnership may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal the Committee remains composed solely of two or more Qualified Members, or (iii) by the full Board.  Such action, authorized by such a subcommittee, by the Committee upon the abstention or recusal of such non-Qualified Member(s) or by the full Board, shall be the action of the Committee for all purposes of the Plan.

(d)         Limitation of Liability.  The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company, the Partnership or their respective Affiliates, the Company’s or the Partnership’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan.  Members of the Committee and any officer or employee of the Company, the Partnership or any of their respective Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

Section 4.                  Units.

(a)         Limits on Units Deliverable.  Subject to adjustment as provided in Section 4(c) and Section 7, the aggregate number of Units that may be delivered with respect to Awards under the Plan is 2,000,000.  If any Award is forfeited, cancelled, exercised, settled in cash or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose unless and until the Restricted Period for such Restricted Units lapses), or if any Units under an Award are held back to cover the exercise price or tax withholding (including the withholding of Units with respect to an Award of Restricted Units), then, in either such case, the Units underlying such Awards that are so forfeited, cancelled, exercised, settled in cash or that otherwise terminate or expire without the actual delivery of Units and Units so held back shall again be available to satisfy future Awards under the Plan.  Notwithstanding any other provision of the Plan to the contrary, (i) the maximum amount of compensation that may be paid under all Performance Awards that are not denominated in Units (including the Fair Market Value of any Units paid in satisfaction of such Performance

Awards) granted to any one individual during any calendar year may not exceed $5,000,000, (ii) any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award, and (iii) the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any twelve (12)-month period shall not exceed $500,000.  The limitations set forth in clauses (i) and (ii) of the preceding sentence shall be applied in a manner that will permit Awards that are intended to provide “qualified performance-based” compensation for purposes of section 162(m) of the Code to satisfy the requirements of such section, including counting against such maximum number of Units, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any Units subject to Awards granted to employees that are canceled or repriced.

(b)         Sources of Units Deliverable under Awards.  Any Units delivered pursuant to an Award shall consist, in whole or in part, of (i) Units acquired in the open market, (ii) Units acquired from the Partnership (including newly issued Units), any Affiliate of the Partnership or any other Person or (iii) any combination of the foregoing, as determined by the Committee in its discretion.

(c)          Adjustments.

(i)                             Certain Restructurings.  Upon the occurrence of any “equity restructuring” event that could result in an additional compensation expense to the Company or the Partnership pursuant to the provisions of ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units (or other securities or property) covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan after such event.  Upon the occurrence of any other similar event that would not result in an accounting charge under ASC Topic 718 if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards and the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan in such manner as it deems appropriate with respect to such other event.  In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Units or other securities available for grant under the Plan.

(ii)                          Other Adjustments. Subject to, and without limiting the scope of, the provisions of Section 4(c)(i), in the event that the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, Change of Control, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units, such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable,  adjust any or all of (A) the aggregate number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan, (B) the number and type of Units (or other securities or property) subject to outstanding Awards, or (C) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number.  Further, upon the occurrence of any event described in the preceding sentence, the Committee, acting in its sole discretion without the consent or approval of any holder, may effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards: (I) remove any applicable forfeiture restrictions on any Award; (II) accelerate the time of exercisability or the time at which the Restricted Period shall lapse to a specific date specified by the Committee; (III) require the mandatory surrender to the Company or the Partnership by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then subject to a Restricted Period or other restrictions pursuant to the Plan) as of a date specified by the Committee, in which event the Committee shall thereupon cancel such Awards and cause the Company, the Partnership or any of their respective Affiliates to pay to each holder an amount of cash per Unit equal to the per Unit value as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards less the exercise price, if any, applicable to such Awards; provided, however, that to the extent the exercise price of an Option or UAR exceeds such per Unit value as determined by the Committee, no consideration will be paid with respect to that Award; (IV) cancel Awards that remain subject to a Restricted Period as of a date specified by the Committee without payment of any consideration to the Participant for such Awards; (V) amend or modify the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto), or (VI) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such event (including the substitution of new awards for Awards); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

Section 5.                  Eligibility.  Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

Section 6.                  Awards.

(a)         Options and UARs.  The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options and/or UARs shall be granted, the number of Units to be covered by each Option or UAR, the exercise price therefor, the Restricted Period and other conditions and limitations applicable to the exercise of the Option or UAR, including the following terms and conditions and such additional terms and conditions as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)                             Exercise Price.  The exercise price per Unit purchasable under an Option or subject to a UAR shall be determined by the Committee at the time the Option or UAR is granted but, except with respect to substitute Awards pursuant to Section 6(g)(ix), may not be less than the Fair Market Value of a Unit as of the date of grant of such Option or UAR.

(ii)                          Time and Method of Exercise.  The Committee shall determine the exercise terms and the Restricted Period, if any, with respect to an Option or UAR, which may include a provision for accelerated vesting upon the achievement of specified performance goals and/or other events, and the method or methods by which payment of the exercise price with respect to an Option or UAR may be made or deemed to have been made, which may include cash, check acceptable to the Company, withholding Units having a Fair Market Value on the exercise date equal to the relevant exercise price from the Award, a “cashless-broker” exercise through procedures approved by the Company, other securities or other property, a note (in a form acceptable to the Company), or any combination of the foregoing methods.

(b)         Restricted Units and Phantom Units.  The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the applicable Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to the Phantom Units.

(i)                             UDRs.  To the extent determined by the Committee, in its discretion, the Award Agreement for a grant of Restricted Units may provide that distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, with or without interest or other earnings credit (as determined by the Committee), until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be.  Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions are paid by the Partnership to its unitholders.

(ii)                          Lapse of Restrictions.

(A)       Phantom Units.  Unless otherwise provided in the applicable Award Agreement, upon or as soon as reasonably practical following the vesting of each Phantom Unit, subject to Section 8(b), the Participant shall be entitled to settlement of such Phantom Unit and shall receive one Unit (or such greater or lesser number of Units as may be provided pursuant to the applicable Award Agreement) or an amount in cash equal to the Fair Market Value (for purposes of this Section 6(b)(ii), as calculated on the last day of the Restricted Period) of a Unit (or such greater or lesser number of Units as may be provided pursuant to the applicable Award Agreement) or a combination thereof, as determined by the Committee in its discretion and as provided in the applicable Award Agreement.

(B)       Restricted Units.  Upon or as soon as reasonably practicable following the vesting of each Restricted Unit, subject to Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate (or book entry account, as applicable).

(c)          DERs.  The Committee shall have the authority to determine the Employees, Consultants and Directors to whom DERs are granted, whether such DERs are tandem or separate Awards, whether such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest or other earnings credit), any vesting restrictions and payment provisions applicable to the DERs, and such other provisions or restrictions as determined by the Committee in its discretion, all of which shall be specified in the applicable Award Agreements. Distributions in respect of DERs shall be credited as of the distribution dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee.  Such DERs shall be converted to cash, Units, Restricted Units and/or Phantom Units by such formula and at such time(s) and subject to such limitations as may be determined by the Committee. Tandem DERs may be subject to the same or different vesting restrictions as the underlying Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Notwithstanding the foregoing, DERs with respect to an Award with performance-based vesting that are based on distributions paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.  Further notwithstanding the foregoing, no DERs shall be payable with respect to Options or UARs.

(d)         Bonus Units and Awards in Lieu of Obligations.  The Committee is authorized to grant Units as a bonus or to grant Units in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements to such Employees, Consultants and Directors and in such amounts as the Committee, in its discretion, may select.  Bonus Units or Awards granted hereunder shall be subject to such other terms and conditions as shall be determined by the Committee.

(e)          Other Unit-Based Awards; Cash Awards.  Other Unit-Based Awards may be granted under the Plan to such Employees, Consultants and/or Directors as the Committee, in its discretion, may select. An Other Unit-Based Award shall be an award denominated or payable in, valued in or otherwise based on or related to Units, in whole or in part.  The Committee shall determine the terms and conditions of any Other Unit-Based Award, including whether such Other Unit-Based Award (or any portion thereof) is fully vested when granted and, if such Other Unit-Based Award (or any portion thereof) is not fully vested when granted, the conditions under which such Other Unit-Based Award (or the unvested portion thereof) may become vested or forfeited.  An Other Unit-Based Award may be paid in cash, Units (including Restricted Units) or any combination thereof as provided in the applicable Award Agreement.  Cash Awards, as an element of or supplement to, or independent of any other Award under the Plan, may also be granted pursuant to this Section 6(e).

(f)           Performance Awards. The right of a Participant to exercise, vest in or receive settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except in the case of a Performance Award intended to constitute qualified performance-based compensation within the meaning of section 162(m) of the Code.

(i)                             Performance Goals Generally. The performance goals for Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee in accordance with this Section 6(f).  The Committee may determine that such Performance Awards shall be granted, exercised, vested, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, vesting and/or settlement of such Performance Awards.  The Committee may establish any such performance conditions and goals based on one or more business criteria for the Company and/or the Partnership, on a consolidated basis, and/or for specified Affiliates, or business or geographical units, of the Partnership or other measures of performance, as determined by the Committee in its discretion, which may include one or more of the following:

(A)                         the price of a Unit;

(B)                         the Partnership’s earnings per Unit;

(C)                         the Partnership’s market share;

(D)                         the market share of a business unit of the Partnership designated by the Committee;

(E)                          the Partnership’s sales;

(F)                           the sales of a business unit of the Partnership designated by the Committee;

(G)                         the net income (before or after taxes) of the Partnership or any business unit of the Partnership designated by the Committee;

(H)                        the cash flow return on investment, cash value added, and/or working cash flow of the Partnership or any business unit of the Partnership designated by the Committee;

(I)                             the earnings before or excluding interest, taxes, depreciation, amortization or any other items designated by the Committee;

(J)                             the economic value added;

(K)                         the return on unitholders’ equity achieved by the Partnership;

(L)                          the return on capital (including return on total capital or return on invested capital) of the Partnership or any business unit of the Partnership designated by the Committee;

(M)                      the total unitholder return of the Partnership;

(N)                         the working capital of the Partnership or any business unit of the Partnership designated by the Committee;

(O)                         selling, general and administrative expense of the Partnership or any business unit of the Partnership designated by the Committee;

(P)                           gross margin and/or gross margin percentage of the Partnership or any business unit of the Partnership designated by the Committee;

(Q)                         operating margin and/or operating margin percentage of the Partnership or any business unit of the Partnership that is designated by the Committee,

(R)                         revenue;

(S)                           revenue or product revenue growth;

(T)                          pre-tax or after-tax income or loss (before or after allocation of corporate overhead and bonus) of the Partnership or any business unit of the Partnership that is designated by the Committee;

(U)                         net earnings or loss of the Partnership or any business unit of the Partnership that is designated by the Committee;

(V)                         return on assets or net assets;

(W)                      attainment of strategic and operational initiatives;

(X)                         gross profits;

(Y)                         comparisons with various stock market indices;

(Z)                          reductions in cost;

(AA)                improvement in or attainment of expense levels or working capital levels;

(BB)                year-end cash;

(CC)                debt reduction;

(DD)                implementation or completion of projects and processes;

(EE)                  customer satisfaction;

(FF)                    budget management;

(GG)                debt covenant leverage ratios;

(HH)              financing;

(II)                        the Partnership’s distributable cash flow; or

(JJ)                        the Partnership’s coverage ratio.

A performance goal based on any one or more of the foregoing criteria or any other criteria may be absolute or relative to (I) one or more other companies, (II) one or more indices or (III) one or more prior year’s performance.  Further, a performance goal based on any one or more of the foregoing criteria or any other performance goal may be subject to objectively determinable adjustments, including one or more of the following items or events: (1) items related to changes in accounting standards (including changes required by the Financial Accounting Standards Board); (2) items relating to financing activities; (3) expenses for restructuring or productivity initiatives; (4) other non-operating items; (5) items related to acquisitions; (6) items attributable to the business operations of any entity acquired by the Company or the Partnership during the performance period; (7) items related to the disposal of a business or segment of a business; (8) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (9) items attributable to any securities dividend, securities split, combination or exchange of securities occurring during the performance period; (10) any other items of significant income or expense that the Committee determines to be appropriate adjustments; (11) items relating to unusual or extraordinary transactions, events or developments, (12) items related to amortization of acquired intangible assets; (13) items that are outside the scope of the Company’s or the Partnership’s core, on-going business activities; (14) items related to acquired in-process research and development; (15) items relating to changes in tax laws; (16) items relating to major licensing or partnership arrangements; (17) items relating to asset impairment charges; (18) items relating to gains or losses for litigation, arbitration and contractual settlements; or (19) items relating to any other unusual or infrequent  events or changes in applicable law, accounting principles or business conditions.  Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)                          Performance Periods. Achievement of performance goals in respect of Performance Awards that are intended to constitute qualified performance-based compensation within the meaning of section

162(m) of the Code shall be measured over a performance period of up to ten years, as specified by the Committee.  With respect to Performance Awards intended to qualify as performance-based compensation under section 162(m) of the Code, not later than 90 days after the beginning of any performance period applicable to such Performance Awards or at such other date as may be required or permitted for qualified performance-based compensation under section 162(m) of the Code, the Committee shall, in writing, (a) designate one or more Employees to receive such Performance Award(s), (b) select the performance criteria applicable to the performance period, (c) establish the performance goals, and amounts of such Awards, as applicable, which may be earned for such performance period based on the performance criteria, and (d) specify the relationship between Performance Criteria and the performance goals and the amounts of such Performance Awards, as applicable, to be earned by each Employee for such performance period.

(iii)                       Performance Award Pool.  The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Partnership in connection with Performance Awards.  The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section 6(f)(i) during the applicable performance period, as specified by the Committee.  The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(iv)                      Settlement.  After the end of the applicable performance period, the Committee shall certify in writing (with respect to any Performance Award intended to qualify as performance-based compensation under section 162(m) of the Code) whether and the extent to which the applicable performance goals have been achieved for such performance period and determine the amount, if any, of (A) the potential Performance Award that is earned or that will become vested, exercised and/or settled or (B) the Performance Award pool, and the maximum amount of the potential Performance Award payable to each Participant in the Performance Award pool.  Settlement of such Performance Awards shall be in cash, Units, other Awards (including Restricted Units) or other property, as determined in the discretion of the Committee.  The Committee may, in its discretion, reduce or increase the amount of a settlement otherwise to be made in respect of such Performance Awards; provided, however, that the Committee may not exercise discretion to increase the amount of a settlement otherwise to be made in respect of a Performance Award intended to qualify as performance-based compensation within the meaning of section 162(m) of the Code.  The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of the Participant’s employment prior to the end of a performance period or settlement of Performance Awards.

(g)          Certain Provisions Applicable to Awards.

(i)                             Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate of the Company.  Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company, the Partnership or any of their respective Affiliates may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii)                          Limits on Transfer of Awards.

(A)       Except as provided in Section 6(g)(ii)(C), each Option and UAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

(B)       Except as provided in Section 6(g)(ii)(C), no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, unless and until such Award has (if applicable) been exercised, the Units underlying such Award have been issued, and all restrictions applicable to such Units have lapsed, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any of their respective Affiliates.

(C)       The Committee may provide in an Award Agreement or in its discretion that an Award may, on such terms and conditions as the Committee may from time to time establish, be transferred by a Participant without consideration to any “family member” of the Participant, as defined in the instructions to use of the Form S-8 Registration Statement under the Securities Act of 1933, as amended, or any related family trust, limited partnership or other transferee specifically approved by the Committee.

(iii)                       Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Award be more than ten (10) years from the date such Award is granted to the Participant.

(iv)                      Issuance of Units.  The Units or other securities of the Partnership delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any securities exchange upon which such Units or other securities are then listed, and any applicable laws, and the Committee may cause a legend or legends to be ascribed to  any such Units, if applicable, to make appropriate reference to such restrictions.

(v)                         Consideration for Grants.  To the extent permitted by applicable law, Awards may be granted for such consideration, including services, as the Committee shall determine.

(vi)                      Forfeitures.  Except as otherwise provided in the terms of the Award Agreement or any other written agreement between a Participant and the Partnership, the Company or one of their respective Affiliates, upon termination of a Participant’s employment with (or service to) the Partnership, the Company and their respective Affiliates or membership on the Board, whichever is applicable, for any reason, all outstanding, unvested Awards held by the Participant shall be automatically forfeited on such termination unless the Committee, in its discretion, determines otherwise.

(vii)                   Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Partnership shall not be required to issue or deliver any certificates or make any book entries evidencing Units pursuant to the exercise or vesting of any Award unless and until the Committee has determined, with advice of counsel, that the issuance of such Units is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange on which the Units are listed or traded, and the Units are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. Without limiting the generality of the foregoing, the delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Partnership is not reasonably able to obtain or deliver Units pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any exercise price or tax withholding) is received by the Company.  Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including cash, other Awards, withholding of Units, cashless broker exercises with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Units or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid to the Company pursuant to the Plan or the applicable Award Agreement.

(viii)                Change of Control.  If specifically provided in an Award Agreement, upon a Change of Control the Award may automatically vest and be payable or become exercisable in full, as the case may be.

(ix)                      Substitute Awards.  Awards may be granted under the Plan in substitution of similar awards held by individuals who are or who become Employees, Consultants or Directors in connection with a merger, consolidation or acquisition by the Partnership or one of its Affiliates of another entity or the securities or assets of another entity (including in connection with the acquisition by the Partnership or one of its Affiliates of additional securities of an entity that is an existing Affiliate of the Partnership).  To the extent permitted by Section 409A, such substitute Awards that are Options or UARs may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution.

(x)                         Prohibition on Repricing of Options and UARs.  Subject to the provisions of Section 4(c) and Section 7(c), neither outstanding Awards nor the terms of outstanding Award Agreements may be amended without the approval of the Partnership’s unitholders so as to (A) reduce the Unit exercise price of any outstanding Options or UARs, (B) grant a new Option, UAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or UAR that has the effect of reducing the exercise price thereof, (C) exchange any Option or UAR for Units, cash or other consideration when the exercise price per Unit under such Option or UAR exceeds the Fair Market Value of the underlying Units, or (D) take any other action that would be considered a “repricing” of an Option or UAR under the listing standards of the principal securities exchange on which the Units are then traded.  Subject to Section 4(c), Section 7(c) and Section 8(m), the Committee shall have the authority, without the approval of the Partnership’s unitholders, to amend any outstanding Award to increase the per Unit exercise price of any outstanding Options or UARs or to cancel and replace any outstanding Options or UARs with the grant of Options or UARs having a per Unit exercise price that is equal to or greater than the per Unit exercise price of the original Options or UARs.

Section 7.                  Amendment and Termination.  Except to the extent prohibited by applicable law:

(a)         Amendments to the Plan.  Except as required by applicable law or the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person.

(b)         Amendments to Awards.  Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter or terminate any Award theretofore granted (including requiring or allowing for an election to settle an Award in cash), provided that no change, other than pursuant to Section 4(c) or Section 7(c), in any Award shall materially reduce the benefit to a Participant immediately prior to such change without the consent of such Participant.

(c)          Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  Subject to Section 4 above, the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4(c)) affecting the Partnership or the financial statements of the Partnership, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or such Award.

Section 8.                  General Provisions.

(a)         No Rights to Award.  No Person shall have any claim to be granted any Award under the Plan, except as evidenced by an Award Agreement, and then only to the extent and on the terms and conditions expressly set forth therein.  There is no obligation for uniformity of treatment of Participants and the terms and conditions of Awards need not be the same with respect to each recipient.

(b)         Tax Withholding.  Unless other arrangements have been made that are acceptable to the Company or any of its Affiliates, the Company or any Affiliate of the Company is authorized to deduct, withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, including Units that would otherwise be issued pursuant to such Award, or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or any Affiliate of the Company to satisfy its withholding obligations for the payment of such taxes.  In the event that Units that would otherwise be issued pursuant to an Award are used to satisfy such withholding obligations, the maximum number of Units that may be withheld or surrendered shall be the number of Units that have an aggregate Fair Market Value on the date of withholding equal to the aggregate amount of such tax liabilities determined based on the withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income; provided, that the Committee determines that such withholding would not result in adverse accounting, tax or other consequences to the Company or any of its Affiliates (other than immaterial administrative, reporting or similar consequences).

(c)          No Right to Employment or Service Relationship.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Partnership, the Company or any of their respective Affiliates, to continue providing consulting services, or to remain on the Board, as applicable.  Furthermore, the Partnership, the Company or any of their respective Affiliates may at any time dismiss a Participant from employment or his or her service relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other written agreement between any such entity and a Participant.

(d)         Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

(e)          Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f)           Other Laws.  The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation or the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate of the Partnership to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g)          No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Partnership, the Company or any of their respective Affiliates and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Partnership, the Company or any of their respective Affiliates pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Partnership, the Company or such Affiliate.

(h)         No Fractional Units.  No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

(i)             Headings; Construction.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.  Unless the context requires otherwise, all references herein to an agreement, instrument or other document shall be deemed to refer to such agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof.  All references to “dollars” or “$” in the Plan refer to United States dollars.  The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.”  The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Plan and not to any particular provision hereof.  Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

(j)            Facility Payment.  Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company, the Partnership and their respective Affiliates shall be relieved of any further liability for payment of such amounts.

(k)         Participation by Affiliates.  In making Awards to Employees employed by, or Consultants providing services to, an Affiliate of the Company, the Committee shall be acting on behalf of the Affiliate of the Company, and to the extent the Partnership has an obligation to reimburse the Company or an Affiliate of the Company for compensation paid to Employees or Consultants for services rendered for the benefit of the Partnership, such reimbursement payments may be made by the Partnership directly to the Affiliate of the Company, and, if made to the Company, shall be received by the Company as agent for the Affiliate of the Company.

(l)             Allocation of Costs.  Nothing herein shall be deemed to override, amend, or modify any cost sharing arrangement, omnibus agreement, or other arrangement between the Company, the Partnership, and any of their respective Affiliates regarding the sharing of costs between such entities.

(m)     Compliance with Section 409A.  Nothing in the Plan or any Award Agreement shall operate or be construed to cause the Plan or an Award that is subject to Section 409A to fail to comply with the requirements of Section 409A. The applicable provisions of Section 409A are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith or that would cause a failure of compliance thereunder, to the extent necessary to resolve such conflict or obviate such failure.  Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A) becomes entitled to a payment under an Award that constitutes a “deferral of compensation” (as defined under Section 409A) on account of a “separation from service” (as defined under Section 409A), to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service.  Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest.  Notwithstanding any provision herein to the contrary, none of the Board, the Committee, the Partnership, the Company or any of their respective Affiliates makes any representations that any Awards (or payments with respect to any Awards) are exempt from or compliant with Section 409A and in no event shall the Board, the Committee, the Partnership, the Company or any of their respective Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any Participant on account of non-compliance with Section 409A.

(n)         No Guarantee of Tax Consequences.  None of the Board, the Committee, the Partnership, the Company or any of their respective Affiliates (i) provides or has provided any tax advice to any Participant or any other Person or makes or has made any assurance, commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any Participant or other Person or (ii) assumes any liability with respect to any tax or associated liabilities to which any Participant or other Person may be subject.

(o)         Clawback.  To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Committee, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to the provisions of any applicable clawback policies or procedures adopted by the Company or the Partnership, which clawback policies or procedures may provide for forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards.  Notwithstanding any provision of the Plan or any Award Agreement to the contrary, the Company and the Partnership reserve the right, without the consent of any Participant or beneficiary of any Award, to adopt any such clawback policies and procedures, including such policies and procedures applicable to the Plan or any Award Agreement with retroactive effect.

Section 9.                  Term of the Plan.  The Plan shall be effective on the Effective Date and shall continue until the earliest of (i) the date terminated by the Board or the Committee, (ii) the date that all Units available under the Plan have been delivered to Participants, or (iii) the 10th anniversary of the Effective Date.  However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee under the Plan or an Award Agreement to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and our Annual Report are available at www.proxyvote.com.

ARCHROCK PARTNERS, L.P.

Special Meeting of Unitholders

April 26, 2017 9:00 AM

This proxy is solicited by the Board of Directors

The unitholder(s) hereby appoint(s) D. Bradley Childers, David S. Miller and Donald C. Wayne, and each of them, as proxies, with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the common units of ARCHROCK PARTNERS, L.P. that the unitholder(s) is entitled to vote at the Special Meeting of Unitholders to be held at 9:00 AM, Central Time on April 26, 2017, at 16666 Northchase Drive, Houston, Texas 77060, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

Archrock Partners, L.P.

16666 Northchase Drive

Houston, TX 77060

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Vote on Proposals

	For	Against	Abstain
The Board of Directors recommends you vote FOR proposals 1 and 2:
1. To approve the Archrock Partners, L.P. 2017 Long-Term Incentive Plan (the “LTIP”)	☐	☐	☐

2.              To approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the LTIP Proposal

	☐	☐	☐

NOTE: The common units represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned unitholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, the person(s) named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date